
                                                                       EXHIBIT 5


                         SECURITIES PURCHASE AGREEMENT


                                  dated as of

                               January 19, 1996

                        and amended and restated as of

                                April 19, 1996



                                     among



                          AMSC Subsidiary Corporation

                     American Mobile Satellite Corporation

                         The Purchasers listed on the
                             signature page hereof


                                      and


                         The Toronto-Dominion Bank, as
                       Payment Agent for such Purchasers
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                             TABLE OF CONTENTS/1/
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                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.      Definitions..............................................   1


                                  ARTICLE II

                        PURCHASE AND SALE OF SECURITIES

SECTION 2.1.      Commitments to Purchase..................................   11
SECTION 2.2.      Closings.................................................   12
SECTION 2.3.      Warrants.................................................   12
SECTION 2.4.      Fees.....................................................   13
SECTION 2.5.      Reduction of Commitments.................................   13


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

SECTION 3.1.      Corporate Existence and Power............................   13
SECTION 3.2.      Corporate Authorization; No Contravention................   13
SECTION 3.3.      Government Approvals.....................................   13
SECTION 3.4.      Binding Effect...........................................   14
SECTION 3.5.      Litigation...............................................   14
SECTION 3.6.      No Default...............................................   14
SECTION 3.7.      Capitalization...........................................   14
SECTION 3.8.      Investment Company.......................................   15
SECTION 3.9.      Disclosure...............................................   15
SECTION 3.10.     Solicitation; Access to Information......................   15
SECTION 3.11.     Additional Representations and Warranties................   16
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                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS

SECTION 4.1.      Private Placement........................................  16
SECTION 4.2.      Authority; No Other Action...............................  17
SECTION 4.3.      Margin Compliance........................................  17


                                   ARTICLE V

                                   CONDITIONS

SECTION 5.1.      Conditions to Purchasers' Obligations at Initial Closing.  17
SECTION 5.2.      Conditions to Purchasers' Obligations at Each Closing....  20
SECTION 5.3.      Conditions to Issuer's Obligations.......................  21


                                   ARTICLE VI

                                   COVENANTS

SECTION 6.1.      Information..............................................  21
SECTION 6.2.      Certificates; Other Information..........................  22
SECTION 6.3.      Notices..................................................  23
SECTION 6.5.      Maintenance of Property..................................  24
SECTION 6.6.      Maintenance of Insurance.................................  24
SECTION 6.7.      Payment of Obligations...................................  27
SECTION 6.8.      Compliance with Laws.....................................  27
SECTION 6.9.      Inspection of Property and Books and Records.............  27
SECTION 6.10.     Environmental Laws.......................................  27
SECTION 6.11.     Use of Proceeds..........................................  28
SECTION 6.12.     Common Collateral Documents and Guaranties...............  28
SECTION 6.13.     No Subsidiaries..........................................  28
SECTION 6.14.     FCC Approval.............................................  28
SECTION 6.15.     Government Approvals.....................................  29
SECTION 6.16.     Further Assurances.......................................  29
SECTION 6.17.     Limitation on Liens......................................  30
SECTION 6.18.     Disposition of Assets, Consolidations and Mergers........  31
SECTION 6.19.     Employee Contracts and Arrangements......................  32
SECTION 6.20.     Loans and Investments....................................  32
SECTION 6.21.     Limitation on Indebtedness...............................  33
SECTION 6.22.     Transactions with Affiliates.............................  33
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SECTION 6.23.     Compliance with ERISA....................................  34
SECTION 6.24.     Project Documents........................................  34
SECTION 6.25.     Lease Obligations........................................  34
SECTION 6.26.     Restricted Payments......................................  34
SECTION 6.27.     Accounting Changes.......................................  35
SECTION 6.28.     Reservation of Shares....................................  35
SECTION 6.29.     Transfer Agency Agreement................................  35


                                  ARTICLE VII

                               EXCHANGE OF NOTES

SECTION 7.1.      Exchange of Notes for Common Stock at Holder's Option....  35
SECTION 7.2.      Partial Exchange; Fractional Shares......................  37


                                 ARTICLE VIII

                     SUBSTITUTION; LIMITATION ON TRANSFERS

SECTION 8.1.      Substitution of Purchasers Prior to Closing Date.........  38
SECTION 8.2.      Restrictions on Transfer.................................  38
SECTION 8.3.      Restrictive Legends......................................  38
SECTION 8.4.      Notice of Proposed Transfers.............................  39


                                  ARTICLE IX

                                   GUARANTY

SECTION 9.1.      The Guaranty.............................................  39
SECTION 9.2.      Guaranty Unconditional...................................  39
SECTION 9.3.      Discharge Only Upon Payment in Full; Reinstatement in
                    Certain Circumstances..................................  40
SECTION 9.4.      Waiver by Parent.........................................  40
SECTION 9.5.      Subrogation..............................................  40
SECTION 9.6.      Stay of Acceleration.....................................  40
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                                      iii
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                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1.     Notices..................................................  41
SECTION 10.2.     Confidentiality..........................................  42
SECTION 10.3.     No Waivers; Amendments...................................  43
SECTION 10.4.     Expenses; Documentary Taxes..............................  43
SECTION 10.5.     Payment..................................................  43
SECTION 10.6.     Termination..............................................  43
SECTION 10.7.     Successors and Assigns...................................  44
SECTION 10.8.     New York Law.............................................  44
SECTION 10.9.     Counterparts; Effectiveness..............................  44
SECTION 10.10.    Entire Agreement.........................................  44

Attachment A -      Closing Notice


Schedule I -        Common Collateral Documents

Schedule II -       FCC License

Schedule III -      Project Documents

Exhibit A -         Form of Senior Secured Increasing Rate Exchangeable Note, as
                    Amended

Exhibit B -         Form of Warrant, as Amended

Exhibit C -         Form of Registration Rights Agreement, as Amended

Exhibit D -         Opinions of Counsel to the Issuer and Parent

Exhibit E -         Notice of Amount of Secured Obligations

Exhibit F -         Notice of New Secured Party

Exhibit G -         Form of Term Loan Agreement

                         SECURITIES PURCHASE AGREEMENT


          AGREEMENT among AMSC Subsidiary Corporation, a Delaware corporation dually incorporated as a Virginia public service corporation (the "Issuer"), American Mobile Satellite Corporation, a Delaware corporation ("Parent"), the Purchasers listed on the signature pages hereof (the "Purchasers") and The Toronto-Dominion Bank, as Payment Agent for the Purchasers, amends and restates, effective as of April 19, 1996, that certain Securities Purchase Agreement dated as of January 19, 1996, among the Issuer, Parent, the Purchasers and the Payment Agent.


                                   ARTICLE I

                                  DEFINITIONS


          SECTION 1.1.  Definitions.  The following terms, as used herein, have
                        -----------
the following meanings:

          "Accepted Alien Ownership Percentage Limitation" means 24.99% or, in the event of a modification of the Alien Ownership Restrictions subsequent to the date hereof, such percentage limitation upon Parent's Alien ownership as may be in effect from time to time as a result of such modification, less 0.01 %.

          "Affected Exchanging Holder" has the meaning set forth in Section 7.1(c).

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 30% or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person.

          "Agreement" means this Agreement, as the same may be amended from time to time.

          "Alien" means any alien or a representative thereof, or a foreign government or a representative thereof, or a corporation or other entity organized under the laws of any foreign government.

          "Alien Ownership Percentage" means, with respect to any Person, the percentage of total ownership in such Person owned of record, as well as the percentage of total ownership such Person voted, by Aliens; provided, that if
                                                            --------
under the Alien Ownership Restrictions such person would be deemed to have a percentage of total ownership owned of record or voted by Aliens other than the actual percentage so owned or voted, then such Person's Alien Ownership Percentage shall be such deemed percentage.

          "Alien Ownership Restrictions" means Section 310(b) of the Communications Act, as modified by any FCC interpretation, ruling or order applicable to Parent or any of its Subsidiaries.

          "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by Parent or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment and undeveloped real estate, in each case in the ordinary course of business, (ii) dispositions to the Issuer and (iii) Permitted Dispositions.

          "Bridge Documents" means this Agreement, the Notes, the Common Collateral Documents, the Warrants and the Registration Rights Agreement.

          "Bridge Obligations" means all Indebtedness, advances, debts, liabilities, and obligations, owing by the Issuer or Parent to any Purchaser, Permitted Transferee, or any other Person required to be indemnified under any Bridge Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Bridge Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

          "Bridge Securities" means the Notes, the Warrants and the Common Stock issuable upon exchange of the Notes or exercise of the Warrants.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

          "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

          "Cash Equivalents" means:

          (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve months from the date of acquisition;

          (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than six months, issued by any U.S. commercial bank having combined capital and surplus of not less than $500,000,000 whose short term securities are rated both A-1 or higher by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") and P-1 or higher by Moody's Investors Services, Inc. ("Moody's");

          (c) commercial paper of an issuer rated either at least A-l by S&P and/or P-l by Moody's and in either case having a tenor of not more than three months;

          (d) repurchase agreements fully collateralized by securities issued by United States Government agencies; and

          (e) money market mutual funds invested in the instruments permitted by clauses (a), (b), (c) and (d) above.

          "CGS" means the communications ground segment designed, developed and manufactured for the Issuer pursuant to the Contract for Communications Ground Segment (Contract Number AMSC-CGS-001) between the Issuer and Westinghouse Electric Corporation dated as of May 1, 1992, as amended.

          "Closing" and "Closing Date" have the meanings set forth in Section 2.2(a).

          "Closing Price" on any Trading Day means (i) if the Common Stock is listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (ii) if the Common Stock is not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the Common Stock is listed and traded; (iii) if the Common Stock is not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (iv) if the Common Stock is not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Commission" means the Securities and Exchange Commission.

          "Commitment" means, with respect to each Purchaser, the amount set forth opposite the name of such Purchaser on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.5.

          "Common Collateral" means all property as to which Liens are granted from time to time to the Common Collateral Agent under the Common Collateral Documents.

          "Common Collateral Agent" means Bank of America National Trust and Savings Association, in its capacity as collateral agent for the Common Collateral Parties under the Intercreditor Agreement, and any successor collateral agent thereunder.

          "Common Collateral Documents" means, collectively, (i) the Security Agreement and the Parent Pledge Agreement described on Schedule I, the Intercreditor Agreement, all intercreditor agreements, security agreements, mortgages, deeds of trust, pledge agreements, patent and trademark assignments, lease assignments, guarantees and other similar agreements among Parent, the Issuer, their respective Subsidiaries and the Common Collateral Agent for the benefit of the Common Collateral Parties, and all financing statements (or comparable documents) now or hereafter filed in connection therewith, (ii) the Notice of Amount of Secured Obligations and the Notice of New Secured Party and
(iii) any amendments, supplements, modifications, substitutions and extensions of any of the foregoing, in each case in form and substance satisfactory to the Purchasers.

          "Common Collateral Parties" means the "Secured Parties" as defined in the Intercreditor Agreement.

          "Common Stock" means the common stock, $0.01 par value, of Parent.

          "Communications Act" means the Communications Act of 1934, as amended, or any successor statute.

          "Competitor of the Issuer" means any Person who (i) has made application to the FCC to provide services which are similar to those provided by the Issuer (the "Services") or to obtain a license with respect to bandwidth used by the Issuer or for which the Issuer has made application and who, in the reasonable opinion of the Issuer, competes, or would, if such application were approved, compete with the Issuer to provide Services or to obtain such bandwidth, or (ii) becomes engaged in the business of providing Services, or producing, or providing vendor financing with respect to, a significant component of a communications system that provides or will provide services which are similar to the Services.

          "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including, without limitation, any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, or
(e) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of any Indebtedness. For purposes of this definition, the amount of any Contingent Obligation shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Controlled Group" means Parent, the Issuer and all Persons (whether or not incorporated) under common control or treated as a single employer with Parent, the Issuer or any other Subsidiary of Parent pursuant to Section 414(b),
(c), (m) or (o) of the Code.

          "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosure Schedule" means the Disclosure Schedule of even date herewith and attached hereto and hereby made part of this Agreement.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.9.

          "Environmental Claim" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type relief, resulting from or based upon
(a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden accidental or non-accidental placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Issuer, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, common law duties, judicial decisions, rules, regulations, ordinances, judgements and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to the environment, health and safety or to emissions, discharges or releases, or the manufacture, distribution, use, treatment, storage, disposal, transport or handling, of pollutants, contaminants, wastes or toxic hazardous substances; including, as they may be amended from time to time, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and the Community Right-to-Know Act of 1986.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or any extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; or (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction.

          "Event of Default" has the meaning set forth in the Notes.

          "Event of Loss" means, with respect to any Common Collateral, any of the following:

          (a) any loss, destruction or damage of or to any such property or asset, any condemnation, seizure or taking, by exercise of the power or eminent domain, thereof or the requisition of the use thereof; or

          (b) any institution of any proceedings for the condemnation or seizure of such property or asset for the exercise of any right of eminent domain.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notice" has the meaning set forth in Section 7.1(a).

          "Exchange Price" on any date means (i) with respect to shares of Common Stock that are to be sold pursuant to an effective registration statement or valid exemption from the registration requirements of the Securities Act, the price per share to be paid by the purchaser hereof and (ii) with respect to any other shares of Common Stock, 95% of the lesser of (x) the average of the Closing Prices on each of the 20 Trading Days immediately preceding such date and (y) the Closing Price on the Trading Day two Trading Days prior to such date.

          "Exchanging Holder" has the meaning set forth in Section 7.1(c).

          "FCC" means the Federal Communications Commission or any other federal agency that succeeds in whole or in part to its jurisdiction.

          "FCC License" means the orders from the FCC listed on Schedule II.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "Government Approvals" means any authorizations, consents, approvals, licenses (including FCC licenses), leases, rulings, permits, tariffs, rates, certifications, exemptions, filings or registrations by or with any Governmental Authority required to be obtained or held by the Issuer and related to the Project, the execution, delivery and performance of the Project Documents or the creation, perfection and enforcement of the Liens contemplated by the Common Collateral Documents.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) hereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means Hughes Electronics Corporation.

          "Guaranty" means the Bridge Loan Guaranty, dated April 19, 1996, among the Guarantor, Morgan Guaranty Trust Company of New York and Toronto Dominion (Texas), Inc.

          "Guaranty Issuance Agreement" means the Guaranty Issuance Agreement dated April 19, 1996 among Hughes Electronics Corporation, the Issuer and Parent.

          "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous material, hazardous substance or toxic substance, including petroleum or any petroleum derived substance or byproduct.

          "Holder" means a holder of any Notes.

          "Indebtedness" of any Person means without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of capital assets; (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, whether or not matured), excluding performance bonds, letters of credit and similar undertakings in connection with the construction, development or operation of the Project or any other business of the Issuer, to the extent that such undertakings do not secure an obligation for borrowed money or the deferred purchase price of a capital asset; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, excluding performance bonds, letters of credit and similar undertakings in connection with the construction, development or operation of the Project or any other business of the Issuer, to the extent that such undertakings do not secure an obligation for borrowed money or the deferred purchase price of a capital asset; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) sale-leaseback financings; (i) all Contingent Obligations; and (j) all Indebtedness referred to in paragraphs (a) through (i) above secured by any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. For purposes this definition, (i) any Indebtedness of the Issuer to the Parent which is subordinated to the Bridge Obligations on terms and conditions satisfactory to the Purchasers, (ii) any Indebtedness of the Issuer to a Subsidiary of the Issuer, (iii) any Indebtedness of a Subsidiary of the Issuer to or from the Issuer or another Subsidiary of the Issuer and (iv) any Indebtedness of Skycell to Parent or the Issuer consisting of loans of amounts that would otherwise have been spent by the Issuer in connection with its sales and marketing activities shall be excluded.

          "Information Memorandum" means the confidential descriptive memorandum dated April 10, 1995 furnished to each Purchaser prior to the Effective Date, as amended by the revised business plan dated April 3, 1996, furnished to each Purchaser prior to April 19, 1996.

          "In-Orbit Insurance" has the meaning set forth in Section 6.6(b).

          "Intercreditor Agreement" means the AMSC Subsidiary Corporation Intercreditor and Collateral Agency Agreement dated as of March 15, 1995 by and among the secured parties from time to time party thereto and Bank of America National Trust and Savings Association, as Collateral Agent, as the same, subject to Section 6.24, may be amended, supplemented, restated or otherwise modified from time to time.

          "Interim Notes" means the notes of the Issuer proposed to be issued to Morgan Guaranty Trust Company of New York and Toronto Dominion (Texas), Inc. pursuant to which loans may be made to the Issuer.

          "Interim Financing Obligations" means all Indebtedness of, and any other amounts owed by, the Issuer under the Interim Notes.

          "Issuer" has the meaning set forth in the first paragraph of this Agreement.

          "Launch Services Contract" means the Contract for Launch Services between General Dynamics Launch Services, Inc. and the Issuer, dated as of May 12, 1992, as the same, subject to Section 5.25, may be amended, supplemented, restated or otherwise modified from time to time.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under such Mandatory Prepayment Event is an Asset Sale, (I) the amount of any Indebtedness secured a Permitted Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof and (II) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of Parent, giving effect to the overall tax position of Parent) in respect of such Asset Sale.

          "Non-Paying Purchaser" has the meaning set forth in Section 2.2(b).

          "Notes" means the Issuer's Senior Secured Increasing Rate Exchangeable Notes substantially in the form set forth as Exhibit A hereto.

          "Notice of Amount of Secured Obligations" means the Notice of Amount of Secured Obligations pursuant to the Intercreditor Agreement, in the form of Exhibit E hereto.

          "Notice of Lien" means any "notice of lien" or similar document intended to be filed recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "Notice of New Secured Party" means a Notice of New Secured Party pursuant to the Intercreditor Agreement, in the form of Exhibit E hereto.

          "Parent" has the meaning set forth in the first paragraph of this Agreement.

          "Payment Agent" means The Toronto-Dominion Bank, as Payment Agent for the Purchasers.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Capital Lease" means a capital lease permitted pursuant to
Section 6.25.

          "Permitted Disposition" has the meaning set forth in Section 6.18.

          "Permitted Lien" has the meaning set forth in Section 6.17.

          "Permitted Transferee" means any bank, underwriter or other financial institution that is neither a Competitor of the Issuer nor an Affiliate of a Competitor of the Issuer.

          "Person" means an individual, a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Pre-Exchange Notice" has the meaning set forth in Section 7.1(a).

          "Principal Subsidiary" means at any time any Subsidiary of Parent other than Subsidiaries which at such time have been designated by Parent (by notice to each Purchaser, which may be amended from time to time) as nonmaterial and which, if aggregated and considered as a single subsidiary, would not meet the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Commission.

          "Project" means, collectively, the construction, acquisition, financing and operation, as contemplated by the Information Memorandum, of the Satellite and the CGS, all data and documentation and all ancillary structures, equipment and systems related thereto or which is realty, fixtures or personal property owned or leased by the Issuer in respect of the Satellite and the CGS.

          "Project Documents" means, as of any date, collectively, subject to
Section 6.24, (i) the Bridge Documents, (ii) the agreements set forth on
Schedule III, and (iii) any other agreement or instrument entered into from time to time after the date hereof materially affecting the financing and operation of the Satellite or the CGS.

          "Proof of Loss Statement" means the Proof of Loss Statement dated April 10, 1996, copy of which has been delivered to each Purchaser.

          "Public Market Equity Value" of Parent on any date means the product of (x) the number of issued and outstanding shares of Common Stock on such date multiplied by (y) the Closing Price on such date (or on the immediately preceding Trading Day if such date is not a Trading Day).

          "Purchaser" means the Purchasers listed on the signature pages hereto together with any Permitted Transferee.

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions or has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Rate Contracts" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates;

provided, that such agreements or arrangements are documented under master
- --------
netting agreements.

          "Registration Rights Agreement" means the Registration Rights Agreement in the form set forth as Exhibit C hereto.

          "Regulation D" means Regulation D promulgated by the Commission under the Securities Act.

          "Reportable Event" means any of the events set forth in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in
Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject; in any case, non-compliance with which by either of Parent or the Issuer or their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          "Responsible Officer" means, with respect to any Person, the Chief Executive Officer, the President or a duly authorized Vice President or, with respect to financial matters, the Chief Financial Officer or the Treasurer, of such Person.

          "Sales Co." means AMSC Sales Corporation, Ltd., a U.S. Virgin Islands corporation.

          "Satellite" means the AMSC MSAT Satellite launched April 7, 1995.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Skycell" means AMSC Skycell, Inc., a Delaware corporation.

          "Special Counsel" means Davis Polk & Wardwell, special counsel to Morgan Guaranty Trust Company of New York and Toronto Dominion Investments, Inc. in connection with the transactions contemplated by this Agreement.

          "Subscribers" means, as of any date, the sum of (i) the number of mobile communication terminals (x) which are regularly billed subscribers to one of the Issuer's mobile communications services as of such date, (y) invoices from the Issuer with respect to which have been outstanding no more than 60 days (measured from the date of original issuance thereof) as of such date and are billed at the rate normally billed as of such date for the Issuer's mobile communication services to which such mobile communication terminals are subscribed and (z) which are not test units and (ii) Equivalent Qualifying Subscribers as of such date. For purposes of this definition, "Equivalent Qualifying Subscribers" means, in the case of bulk capacity sales of the Issuer's services, the sum of each number obtained by dividing the aggregate annual revenue from each sale, as reasonably determined by the Issuer, by the Average Annual Revenue Per Subscriber, and "Average Annual Revenue Per Subscriber" means, (x) in the case of sales of satellite telephone services, $1,850, (y) in the case of sales of private voice network services, $750, and
(z) in the case of sales of mobile message services, $600.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market.

          "Transfer" means any disposition of Bridge Securities that would constitute a sale thereof under the Securities Act.

          "Transfer Agent" means First Chicago Trust Company of New York, as transfer agent for Parent.

          "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

          "Vendor Debt" means all Indebtedness of the Issuer under (i) the Credit Agreement dated as of August 31, 1992, by and among the Issuer, the banks signatory thereto, and Bank of America National Trust and Savings Association, as agent for such banks, as amended through the date hereof, (ii) the Deferred Payment Agreement between the Issuer and Westinghouse Electric Corporation dated as of September 15, 1992, as amended through the date hereof, and (iii) the Term Loan Agreement between the Issuer and Northern Telecom Finance Corporation dated as of May 28, 1993, as amended through the date hereof.

          "Warrant" means a warrant to purchase Common Stock in the form of Exhibit B hereto.


                                  ARTICLE II

                        PURCHASE AND SALE OF SECURITIES


          SECTION 2.1.  Commitments to Purchase.  (a) Upon the basis of the
                        -----------------------
representations and warranties herein contained of each Purchaser, the Issuer agrees to issue and sell to each Purchaser and each Purchaser, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees severally but not jointly to purchase from the Issuer, Notes at a price equal to 100% of the principal amount of Notes purchased.

          (b) The obligation of the Purchasers to purchase Notes will expire on the earlier of (i) an Event of Default, (ii) any Purchaser shall have failed to purchase the Notes required to be purchased by such Purchaser on any Closing Date other than as a result of administrative error or delay (provided that any
                                                              --------
termination of Commitments pursuant to this clause (ii) shall not constitute a waiver of any rights Parent or the Issuer may have against such Purchaser that has defaulted in its obligations under this Agreement) and (iii) 5:00 p.m. (New York City time) on April 15, 1996.

          SECTION 2.2.  Closings.  (a) The purchases and sales of the Notes will
                        --------
take place at one or more closings (individually, a "Closing") at the offices of Special Counsel in New York City, or at such other location as the Issuer and the Purchasers shall agree. The Issuer shall deliver a Closing Notice in the form of Attachment A hereto to each Purchaser and the Payment Agent not less than three Business Days prior to each Closing (or within such other time period as the Issuer, the Purchasers and the Payment Agent shall agree), and each Closing shall occur on such date or such other date as the Issuer, the Purchasers and the Payment Agent shall agree. The principal amount of Notes to be purchased by each Purchaser hereunder at any Closing, together with the principal amount of Notes purchased by such Purchaser at all prior Closings, shall not exceed such Purchaser's Commitment. If at any Closing the Issuer shall not issue the entire amount of the Notes that the Purchasers have agreed to purchase under this Agreement, then Notes shall be issued and sold by the Issuer at such Closing to each of the Purchasers pro rata to the respective Commitments of each such Purchaser. The date and time of each Closing is referred to herein as the "Closing Date."

          (b) Not later than 12:00 Noon (New York City time) on each Closing Date, each Purchaser shall deliver to the Payment Agent, by wire transfer to the account number of the Payment Agent listed in Section 10.1 in immediately available funds or by federal funds check, an amount equal to the aggregate purchase price of the Notes being purchased by such Purchaser from the Issuer on such Closing Date. If by 12:00 Noon (New York City time) on any Closing Date any Purchaser (a "Non-Paying Purchaser") shall have failed to deliver to the Payment Agent the entire amounts due from such Purchaser as set forth in the preceding sentence, (i) the Payment Agent shall promptly reimburse to each Purchaser other than the Non-Paying Purchaser the amount received from such other Purchaser on such Closing Date pursuant to the foregoing sentence and (ii) the Payment Agent shall not deliver any amounts to the Issuer on such Closing Date.

          (c) Subject to the foregoing paragraph (b), at each Closing, (i) the Payment Agent shall deliver to the Issuer the amount received from each Purchaser pursuant to the foregoing paragraph (b), by wire transfer to the account number of the Issuer set forth in the relevant Closing Notice in immediately available funds or by federal funds check and (ii) the Issuer shall deliver to each Purchaser, against payment of the purchase price therefor, one or more Notes in definitive form and registered in such name or names, and in such denominations, as such Purchaser shall request (provided that any Person so named must be a Purchaser or eligible to be a Permitted Transferee) not later than one Business Day prior to such Closing Date. The authorized minimum denomination for the Notes upon original issuance thereof is $1,000,000 and any larger multiple of $100,000.

          SECTION 2.3.  Warrants.  On the Effective Date, Parent shall issue to
                        --------
the Purchasers Warrants for an aggregate of 100,000 shares of Common Stock, which Warrants shall be issued to each Purchaser pro rata to the respective Commitments of each such

Purchaser. Such Warrants shall be fully earned on the Effective Date and shall expire on the date five years following the Effective Date.

          SECTION 2.4.  Fees.  The Issuer shall pay the Purchasers such fees as
                        ----
have been agreed among the Issuer, Parent and the Purchasers.

          SECTION 2.5.  Reduction of Commitments.  If at any time, or from time
                        ------------------------
to time, Parent or any of its Subsidiaries shall receive Net Cash Proceeds of any Mandatory Prepayment Event and at such time the amount of such Net Cash Proceeds exceeds the aggregate principal amount of Notes outstanding (prior to giving effect to the redemption of Notes pursuant to Section 4(b) thereof), together with accrued and unpaid interest thereon, then on the date of such receipt the Commitments shall be reduced ratably by the amount of such excess.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES


          Each of the Issuer and Parent represents and warrants that, except as set forth in the section (if any) of the Disclosure Schedule corresponding to the Section heading below:

          SECTION 3.1.  Corporate Existence and Power.  Each of the Issuer,
                        -----------------------------
Parent and each of its Principal Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), where the failure to be so qualified or in compliance could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.2.  Corporate Authorization; No Contravention.  The
                        -----------------------------------------
execution, delivery and performance by each of Parent and the Issuer of any Bridge Document to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) contravene the terms of such Person's certificate of incorporation, bylaws or other organization document; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party (other than Liens under the Common Collateral Documents); or
(c) violate any Requirement of Law.

          SECTION 3.3.  Government Approvals.  All Government Approvals which
                        --------------------
are necessary under applicable laws and regulations in connection with the grant of the Liens created by the Common Collateral Documents and the validity, enforceability and perfection thereof and the exercise by the Purchasers or the Common Collateral Agent of their rights and remedies thereunder have been obtained. All such Government Approvals heretofore required to be obtained have been duly obtained, were validly issued, are in full force and effect, are not subject to appeal and are held in the name of, or for the benefit of, the appropriate Persons. There is no proceeding pending or, to the best knowledge of Parent or the Issuer, threatened against Parent or any of its Subsidiaries, or any property of Parent or any of its Subsidiaries, which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend the FCC License. There has not occurred any event that would make unlikely the delivery or issuance as anticipated of, and when and as needed all such Government Approvals. No such Government Approval already obtained is subject to any restriction, condition, limitation or other provision that would have a Material Adverse Effect. The information set forth in each application submitted by Parent or any of its Subsidiaries in connection with each such Government Approval is accurate and complete in all material respects taken as a whole, except for statements or omissions which could not reasonably be expected to affect adversely the validity of such Government Approvals. No other material consent, approval or authorization of, or declaration or filing with, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any other Project Document.

          SECTION 3.4.  Binding Effect.  This Agreement and each other Bridge
                        --------------
Document to which Parent or the Issuer is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          SECTION 3.5.  Litigation.  Except for matters arising after the
                        ----------
Effective Date which could not reasonably be expected to have a Material Adverse Effect, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Parent or the Issuer, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against Parent or any of its Subsidiaries or any of their respective properties which:
(a) purport to affect or pertain to this Agreement, any other Bridge Document or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to Parent or any of its Subsidiaries, could have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Bridge Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          SECTION 3.6.  No Default.  No Default or Event of Default exists or
                        ----------
would result from the incurring of Bridge Obligations by Parent or the Issuer. Neither Parent nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could have a Material Adverse Effect.

          SECTION 3.7.  Capitalization.  (a) The authorized capital stock of the
                        --------------
Issuer consists of 3,000 shares of common stock, $0.01 par value, of which, at the date hereof and on each Closing Date, there are and will be issued and outstanding 100 shares of such common stock. All of the issued and outstanding shares of common stock of the Issuer are owned by Parent, are validly issued, fully paid and nonassessable and free and clear of any Lien or other right or claim (except to the extent described in or contemplated by the Common Collateral Documents) and the holders thereof are not entitled to any preemptive or other similar rights. There are outstanding no other securities of the Issuer and no securities convertible into or exchangeable for, or options or other rights to acquire from the Issuer, or other obligations of the Issuer to issue, directly or indirectly, any shares of capital stock of the Issuer.

          (b) The authorized capital stock of Parent consists of 33,409,040 shares of Common Stock and 200,000 shares of preferred stock. At the date hereof and on each Closing Date, there are and will be issued and outstanding no more than 27,587,875 and no less than 24,941,917 shares of Common Stock and no shares of preferred stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and the holders of such shares are not entitled to any preemptive or similar rights. Except as set forth in Section 3.7 of the Disclosure Schedule and except for arrangements under the Guaranty Issuance Agreement, there are outstanding no other shares of capital stock of Parent, and no securities convertible into or exchangeable for, or options or other rights to acquire from Parent, or other obligations of Parent to issue, directly or indirectly, any shares of capital stock of Parent other than pursuant to this Agreement, the other Bridge Documents or the Warrants issued hereunder.

          (c) The shares of the Common Stock to be issued upon exchange of Notes in accordance with Article VII or upon exercise of the Warrants have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the other Bridge Documents will have been validly issued and will be fully paid and nonassessable, and free and clear of any Lien or other right or claim. The issuance of such shares of Common Stock is not subject to any preemptive or similar rights and holders of such shares of Common Stock will not be entitled to any preemptive or similar rights.

          SECTION 3.8.  Investment Company.  (a) The Issuer is not, and after
                        ------------------
giving effect to any sale and issuance of the Notes pursuant to this Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (b) Parent is not, and after giving effect to the issuance of the Warrants and any Common Stock pursuant to any Bridge Document will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 3.9.  Disclosure.  The information (including, without
                        ----------
limitation, the information in the Information Memorandum) furnished in writing at or prior to the Effective Date by Parent or the Issuer to any Purchaser in connection with this Agreement and the transactions contemplated hereby is true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified and is not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances under which such information was made available. The pro forma financial projections contained in the Information Memorandum were made in good faith and the assumptions on the basis of which such projections were made were (when made) and are (as of the date of this Agreement) reasonable. There is no fact known to Parent or the Issuer on the date as of which this representation and warranty is made or deemed made that has not been disclosed in writing to the Purchasers which could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.10.  Solicitation; Access to Information.  (a) No form of
                         -----------------------------------
general solicitation or general advertising was used by Parent or the Issuer or, to the best of their knowledge, any other Person acting on their behalf, in respect of the Bridge Securities or in connection with the offer and sale of the Bridge Securities. Neither Parent, the Issuer nor any Person acting on their behalf has, either directly or indirectly, sold or offered for sale to any Person any of the Bridge Securities (other than Common Stock) or any other similar security of the Issuer or Parent except as contemplated by this Agreement.

          (b) Parent or the Issuer has heretofore given each Purchaser or its agents a copy of the Information Memorandum and full access to all material information held by the Issuer or Parent regarding the condition, property, operations and prospects of Parent and its Subsidiaries.

          (c) Neither Parent nor the Issuer has offered any Bridge Securities to any Person unless such offer was made pursuant to either (i) a registration statement effective at the time of such offer in compliance with the Securities Act or (ii) a valid exemption from the registration requirements of the Securities Act.

          SECTION 3.11.  Additional Representations and Warranties.  The
                         -----------------------------------------
representations and warranties of the Issuer and Parent set forth in Sections
4.7 through 4.19 and Section 4.21 of Exhibit G are hereby incorporated by reference in this Agreement as if set forth herein, and are hereby made by the Issuer and Parent for the benefit of the Purchasers. Defined terms used in Exhibit G shall have the respective meanings given therein, except that (i) "Guarantor" shall mean Parent, (ii) "Borrower" shall mean the Issuer, (iii) "Principal Subsidiary" shall have the meaning set forth herein, (iv) "Closing Date" shall mean the Effective Date, (v) both "Agent" and "Required Banks" shall mean the Purchasers and (vi) references to Sections of the "Disclosure Schedule" shall refer to the like numbered subsection of Section 3.11 of the Disclosure Schedule.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF PURCHASERS


          Each Purchaser severally, and not jointly, hereby represents and warrants to the Issuer and Parent as follows:

          SECTION 4.1.  Private Placement.  (a) Such Purchaser understands that
                        -----------------
(i) the offering and sale of the Bridge Securities is intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) thereof or Rule 506 of Regulation D; (ii) the offering itself will be reported to the Commission to the extent required by Regulation D and to various state securities or blue sky commissioners to the extent required by applicable state law; and (iii) there is no existing public or other market for the Bridge Securities and there can be no assurance that any Purchaser will be able to sell or dispose of such Purchaser's Bridge Securities.

          (b) The Bridge Securities to be acquired by such Purchaser pursuant to this Agreement are being acquired for its own account and without a view to the public distribution of such Bridge Securities or any interest therein; provided
                                                                       --------
that each Purchaser shall have the right at all times to sell or otherwise dispose of all or any part of the Bridge Securities so acquired by such Purchaser pursuant to a registration, or, subject to the provisions of Article VIII hereof, exemption therefrom, under the Securities Act.

          (c) Such Purchaser is an "Accredited investor" as such term is defined in Regulation D.

          (d) Such Purchaser is not a broker-dealer subject to Regulation T of the Federal Reserve Board.

          (e) Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Bridge Securities and such Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Bridge Securities.

          (f) Such Purchaser has been given the opportunity to ask questions of, and receive answers from the Issuer and Parent concerning the terms and conditions of the Bridge Securities and other related matters. Each Purchaser further represents and warrants to the Issuer and Parent that the Issuer and Parent have made available to such Purchaser or its agents all documents and information relating to an investment in the Bridge Securities requested by or on behalf of such Purchaser. In evaluating the suitability of an investment in the Bridge Securities, such Purchaser has not relied upon any other representations or other information (whether oral or written) made by or on behalf of the Issuer or Parent other than as set forth in the Information Memorandum or as contemplated by the two preceding sentences.

          SECTION 4.2.  Authority; No Other Action.  (a) The execution, delivery
                        --------------------------
and performance of this Agreement are within such Purchaser's powers (corporate or otherwise) and have been duly authorized on its part by all requisite action (corporate or otherwise).

          (b) No action by or in respect of, or filing with, any governmental authority, agency or official is required for the execution, delivery and performance of this Agreement by such Purchaser.

          SECTION 4.3.  Margin Compliance.  Such Purchaser is not relying,
                        -----------------
directly or indirectly, on any "margin stock" (as defined in Regulation G of the Federal Reserve Board) as collateral for the Bridge Securities.


                                   ARTICLE V

                                  CONDITIONS


          SECTION 5.1.  Conditions to Purchasers' Obligations at Initial
                        ------------------------------------------------
Closing.  The obligation of each Purchaser to purchase the Notes to be purchased
- -------
by such Purchaser hereunder on the initial Closing Date is subject to the satisfaction, at or prior to such initial Closing Date, of the following conditions:

          (a) such Purchaser shall have received all of the following, in form and substance satisfactory to such Purchaser:

          (i) the articles or certificate of incorporation of each of Parent and the Issuer as in effect on such Closing Date, certified by the Secretary of State of the jurisdiction of incorporation of such Person as of a recent date and by the Secretary or Assistant Secretary of such Person as of such Closing Date, and the bylaws of such Person as in effect on such Closing Date, certified by the Secretary or Assistant Secretary of such Person as of such Closing Date;

          (ii) a good standing certificate for each of Parent and the Issuer from the Secretary of State of its state of incorporation and each state where the Issuer is qualified to do business as a foreign corporation, as of a recent date, together with a bring-down certificate by telex or telecopy, dated such Closing Date;

          (iii) copies of the resolutions of the board of directors of (x) the Issuer approving and authorizing the execution, delivery and performance by the Issuer of this Agreement and the other Bridge Documents to be delivered by it and authorizing the issuance and sale of the Notes, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Issuer, and (y) Parent approving and authorizing the execution, delivery and performance by Parent of this Agreement and the other Bridge Documents to be delivered by it and authorizing the issuance of the Warrants and the Common Stock in accordance with the terms of this Agreement and the other Bridge Documents, certified as of such Closing Date by the Secretary or an Assistant Secretary of Parent;

          (iv) a certificate of the Secretary or an Assistant Secretary of each of Parent and the Issuer certifying the names and true signatures of the officers of Parent and the Issuer, respectively, authorized to execute, deliver and perform, as applicable, all Bridge Documents to be delivered by it hereunder;

          (v) a certificate signed by a Responsible Officer of each of Parent and the Issuer, dated as of such Closing Date, stating that each of the conditions set forth in Sections 5.1(c),(d) and (e) is satisfied as of such Closing Date;

          (vi) a copy of each of the Common Collateral Documents (other than the Notice of Amount of Secured Obligations, and Notice of New Secured Party), certified as of such Closing Date by the Secretary or an Assistant Secretary of the Issuer;

          (vii) written advice relating to such Lien and judgment searches as any Purchaser or the Common Collateral Agent shall have requested of Parent and the Issuer, and such termination statements or other documents as may be necessary to release any Lien in favor of any third party not otherwise permitted by Section 6.17;

          (viii) evidence (A) that all filings, recordations, registrations and other actions necessary or, in the opinion of any Purchaser or the Common Collateral Agent, desirable to perfect and protect a first priority (except for Permitted Liens arising by operation of law) security interest in and Lien on the Common Collateral (other than the Satellite and the proceeds of the FCC License) in favor of the Common Collateral Agent have been duly effected or taken; (B) that each Lien created by the Common Collateral Documents in such Common Collateral constitutes a perfected Lien on or in all right, title, estate and interest of Parent or the Issuer in such Common Collateral prior and superior to all Liens other than Permitted Liens arising by operation of law; and (C) that all necessary and appropriate consents to the creation and perfection of such Liens of each of the parties to the Project Documents will have been obtained;

          (ix) evidence (A) that all filings, recordations, registrations and other actions necessary or, in the opinion of any Purchaser or the Common Collateral Agent, desirable to perfect and protect a first priority security interest in and Lien on the proceeds of the FCC License have been duly effected or taken; (B) that each Lien created by the Common Collateral Documents in the proceeds of the FCC License constitutes a perfected Lien on or in all right, title, estate and interest of Parent and the Issuer in such Common Collateral to the fullest extent such a Lien may be legal, valid and enforceable under applicable law; and (C) that all necessary and appropriate consents to the creation of such Liens of each of the parties to the Project Documents has been obtained;

          (x) evidence (A) with respect to the Satellite, that all filings, recordations, registrations and other actions as are consistent with the present practices of third-party creditors intending to create perfected security interests in satellites owned by U.S. persons launched from the United States have been duly effected or taken; (B) that each Lien created by the Common Collateral Documents in the Satellite constitutes a perfected Lien on or in all right, title, estate and interest of Parent or the Issuer in the Satellite, to the extent normally constituted by the present practices of third-party creditors intending to create perfected security interests in satellites owned by U.S. persons launched from the United States; and (C) that all necessary and appropriate consents to the creation and perfection of such Liens of each of the parties to the Project Documents has been obtained;

          (xi) evidence that the Common Collateral Agent or each Purchaser, as applicable, has been named as loss payee under all policies of casualty insurance (including, without limitation, the Launch Insurance and the In-Orbit Insurance) and business interruption insurance required by Section 6.6, and as additional insured under all policies of liability insurance:

          (xii) the Notice of New Secured Party and Notice of Amount of Secured Obligations, duly executed by each of the signatories thereto;

          (xiii) an opinion of (x) Randy S. Segal, counsel to Parent and the Issuer, substantially in the form of Exhibit D-1 hereto and (y) Fisher, Wayland, Cooper, Leader & Zaragoza, special FCC counsel to Parent and the Issuer, substantially in the form of Exhibit D-2 hereto;

          (xiv)  a copy of (x) the financial statements of Parent referred to in
Section 4.10(a) of Exhibit G, certified by a Responsible Officer of Parent; and
(y) each Project Document which is in effect (including all exhibits, schedules and documents referred to therein or delivered pursuant thereto, if any), together with any amendments thereto;

          (xv) an appraisal by Ascent Communications Advisers, L.P., dated as of a recent date, showing that the Satellite has an expected life of not less than eight years and an appraised value of not less than $425,000,000;

          (xvi) In Orbit Test Reports (collectively, the "IOT") on the Satellite prepared by Hughes Space and Communications, Inc., dated as of May 10, 1995 and August 8, 1995;

          (xvii) a certificate signed by a Responsible Officer of the Issuer, dated as of such Closing Date, stating that such Person has reviewed the IOT and that based upon such review and such other investigations of tact as such Person deems relevant, there is no basis for any claim against the Launch Insurance in respect of any damage to or the condition of the Satellite;

         (xviii) a certificate signed by a Responsible Officer of the Issuer, dated as of such Closing Date, stating that the Satellite is capable of providing the frequency and geographic coverage at the power levels for which it is designed over (i) the continental United States, (ii) all areas within 200 miles of the shoreline of the continental United States,
(iii) the U.S. Virgin Islands, (iv) Hawaii and (v) Alaska;

          (xix) evidence that the insurance required by Section 6.6(b) is in effect and has been in effect since the expiration of the Launch Insurance; and

          (xx)   the Registration Rights Agreement, duly executed by Parent.

          (b) the Purchasers shall have received a report from Telesat Canada as to the condition of the Satellite, in form and substance satisfactory to the Purchasers; provided that the Purchasers acknowledge that the report of Telesat Canada dated January 7, 1996, is satisfactory as of such date with respect to the matters set forth therein;

          (c) all costs, accrued and unpaid fees and expenses (including, without limitation, participation fees and legal fees and expenses) to the extent then due and payable on such Closing Date by the Issuer hereunder shall have been so paid;

          (d) the fact that the FCC License is held by the Issuer and is in full force and effect; and

          (e) the fact that Warrants have been issued and delivered to the Purchasers as required under Section 2.3.

          SECTION 5.2.  Conditions to Purchasers' Obligations at Each Closing.
                        -----------------------------------------------------
The obligation of each Purchaser to purchase the Notes to be purchased by it hereunder on any Closing Date (including the initial Closing Date) is subject to the satisfaction, at or prior to such Closing Date, of the following conditions:

          (a)    receipt by such Purchaser of a Closing Notice as required by
     Section 2.2(a);

          (b) immediately after such Closing, the aggregate principal amount of all Notes purchased by such Purchaser hereunder shall not exceed such Purchaser's Commitment;

          (c) such Purchaser shall have received a duly executed Note or Notes dated on or before such Closing Date complying with the provisions of
     Section 2.2(c);

          (d) immediately before and after such Closing, no Default shall have occurred and be continuing;

          (e) the representations and warranties of Parent and the Issuer contained in this Agreement and the Common Collateral Documents shall be true on and as of such Closing Date;

          (f) such Purchaser's purchase of and payment for the Notes to be purchased by such Purchaser pursuant hereto on such Closing Date shall not be prohibited by any applicable law, court order or governmental regulation;

          (g) (1) Since the Effective Date (A) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
     (B) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York state authorities or
     (C) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that in any Purchaser' s judgment is material and adverse and (2) in the case of any of the events specified in clauses (1)(A) through (C) such event singly or together with any other such event, shall not have made it, in any Purchaser's judgment, impracticable to proceed with the purchase of the Notes; and

          (h) each other Purchaser shall have delivered to the Payment Agent the entire amount due from such Purchaser in accordance with Section 2.2(b).

          Each Closing hereunder shall be deemed to be a representation and warranty by Parent and the Issuer on such Closing Date as to the facts specified in clauses (d) and (e) of this Section 5.2.

          SECTION 5.3.  Conditions to Issuer's Obligations.  The obligation of
                        ----------------------------------
the Issuer to issue and sell the Notes pursuant to this Agreement on each Closing Date to any Purchaser is subject to the satisfaction, at or prior to such Closing Date, of the following conditions:

          (a) the representations and warranties of such Purchaser contained herein shall be true and correct in all material respects on and as of such Closing Date as if made on and as of such date;

          (b) such Purchaser shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by such Purchaser at or prior to such Closing Date; and

          (c) the issue and sale of the Notes by the Issuer shall not be prohibited by any applicable law, court order or governmental regulation.


                                  ARTICLE VI

                                   COVENANTS


          Each of Parent and the Issuer agrees that from the Effective Date through the earlier of (i) the first date following the first Closing Date on which no Purchaser owns any Notes and (ii) if no Notes are then outstanding, termination of the Purchasers' Commitments in accordance with Section 2.1(b):

          SECTION 6.1.  Information.  The Issuer will deliver to each Purchaser:
                        -----------

          (a) as soon as available, but not later than 90 days after the end of each fiscal year of the Issuer and Parent, respectively, commencing with the fiscal year ending December

31, 1995, a copy of the audited consolidated and unaudited consolidating balance sheets of the Issuer and Parent as at the end of such year and the related audited consolidated and unaudited consolidating statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

          (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year, commencing with the first such fiscal quarter to end after the Effective Date, a copy of the unaudited consolidated and consolidating balance sheets of the Issuer and Parent as of the end of such quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by an appropriate Responsible Officer as fairly presenting, in all material respects, in accordance with GAAP (except for the absence of footnote disclosure), the financial position and the results of operations of the Issuer and Parent; and

          (c) as soon as available, any other interim financial statements of Parent and its Subsidiaries (including the Issuer) reasonably requested by any Purchaser.

          SECTION 6.2.  Certificates; Other Information.  The Issuer will
                        -------------------------------
deliver to each Purchaser.

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 6.1 (a) or 6.1 (b) above, a certificate of a Responsible Officer of each of Parent and the Issuer (i) stating that, to the best of such officers' knowledge, Parent and the Issuer, during such period, have observed or performed all of their respective covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by them, and that such officers have obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) showing in detail the calculations supporting such statement in respect of Section 6.27;

          (c) promptly after the same are filed, copies of (if, in the case of reports to the FCC, such reports are material) all financial statements and regular, periodical or special reports which the Issuer or Parent may make to, or file with, the Commission, the FCC or any successor or similar Governmental Authorities; and

          (d) promptly, such additional financial and other information as any Purchaser may from time to time reasonably request.

          SECTION 6.3.  Notices.  The Issuer shall promptly notify each
                        -------
Purchaser of:

          (a) the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that could reasonably be expected to become a Default or Event of Default;

          (b) any (i) breach or non-performance of, or any default under any Contractual Obligation which could reasonably be expected to result in a Material Adverse Effect; or (ii) dispute, litigation, investigation, proceeding or suspension which may exist at any time between Parent or any of its Subsidiaries and any Governmental Authority and which, if determined adversely to Parent or any of its Subsidiaries, could reasonably be expected to result in a Material Adverse Effect;

          (c) the commencement of, or any material development in, any litigation or proceeding affecting Parent or any of its Subsidiaries (i) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of any Bridge Document or the operations of Parent or any of its Subsidiaries;

          (d) upon, but in no event later than ten days after, becoming aware of
     (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted. completed or threatened against Parent or any of its Subsidiaries or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, or
     (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Parent or any of its Subsidiaries that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

          (e) any other litigation or proceeding affecting Parent or any of its Subsidiaries which Parent would be required to report to the Commission pursuant to the Exchange Act within four days after reporting the same to the Commission;

          (f) any ERISA Event affecting the Issuer or any member of its Controlled Group (but in no event more than ten days after such ERISA Event) together with (i) a copy of any notice with respect to such ERISA Event filed with the PBGC and (ii) any notice delivered by the PBGC to the Issuer or any member or its Controlled Group with respect to such ERISA Event;

          (g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Issuer delivered to the Purchasers pursuant to Section 6.1 (a);

          (h) any material change in accounting policies or financial reporting practices;

          (i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving Parent or any of its Subsidiaries;

          (j) any material revision of the Issuer's business plan;

          (k) the adoption of each capital expenditures budget by the Issuer;

          (l) any Event of Loss with respect to Common Collateral having a book value or fair market value of $500,000 or more; and

          (m) the delivery of, or receipt of, any notice of (i) a reduction in coverage of any insurance required to be maintained by Section 6.6 or otherwise procured by the Issuer covering loss or damage to any material property of the Issuer (other than a reduction in coverage or amount resulting from a payment thereunder) or (ii) the cancellation or non-renewal of any such insurance policy.

          Each notice pursuant to this Section shall be delivered promptly after a Responsible Officer becomes aware of the subject matter of such notice and shall be accompanied by a written statement by a Responsible Officer of Parent or the Issuer setting forth details and effective date of the occurrence referred to therein and stating what action Parent or the Issuer, as the case may be, proposes to take with respect thereto.

          SECTION 6.4.  Conduct of Business; Preservation of Corporate
                        ----------------------------------------------
Existence.  Each of Parent and the Issuer shall, and Parent shall cause each of
- ---------
its Principal Subsidiaries: (a) to engage in business of the same general type as now conducted by Parent and its Subsidiaries; (b) to preserve and maintain in full force and effect its corporate existence and good standing under the laws of its State or jurisdiction of incorporation; (c) to preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; (d) to use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having business relations with it; and (e) to preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could have a Material Adverse Effect.

          SECTION 6.5.  Maintenance of Property.  Each of the Issuer and Parent
                        -----------------------
shall maintain and preserve, and Parent shall cause each of its Principal Subsidiaries, to maintain and preserve, all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 6.6.  Maintenance of Insurance.
                        ------------------------

          (a) The Issuer shall procure at its own expense and maintain in full force and effect at all times on and after the Effective Date with responsible insurance carriers with a Best's rating of A/VII or better (except for policies underwritten by Lloyds of London and companies acceptable to the Purchasers), the following insurance:

          (i) Workers' Compensation Insurance: Except as to exposures in those jurisdictions in which the state government is the sole source of such insurance, as required by applicable state laws including, without limitation, employer's liability insurance with the following limits: bodily injury by accident: $100,000 each accident; bodily injury by disease: $100,000 each employee; and bodily injury by disease: $500,000 policy limit (the policies with respect to which shall include an all states' endorsement).

          (ii) Commercial General Liability: Against claims for personal injury (including bodily injury and death) and property damage in such amounts as are customarily carried by companies of established repute engaged in the same or a similar business but not to exceed $5,000,000 in the aggregate. Such insurance shall provide coverage for products/completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage and personal injury insurance with $1,000,000 each occurrence, $1,000,000 general aggregate (other than products/completed operations), $1,000,000 personal and advertising limit, and $1,000,000 products/completed operations aggregate Limit.

          (iii) Business Automobile Liability: Against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased, non-owned and hired motor vehicles (to the extent there are any thereof), with a $2,000,000 minimum limit per occurrence for combined bodily injury and property damage and in the aggregate where applicable.

          (iv) Business Interruption Insurance: To the extent reasonably obtainable on customary terms and conditions and with customary exclusions, with respect to any risk of loss in respect of which the Issuer in its judgment does not then have adequate redundant or replacement property or assets available which would prevent any loss or interruption of any cash flow if such loss occurred, business interruption insurance with a $2,000,000 minimum limit per occurrence.

          (v) Property Damage Insurance: Property damage insurance on an "all risk" basis (with customary conditions and exclusions) including coverage against damage or loss caused by earth movement and flood and providing coverage for the Project, including without limitation, launch insurance (the "Launch Insurance") with respect to the Satellite (the "Covered Property"), in a minimum aggregate amount equal to the lesser of (1) the "full insurable value" of the Covered Property and (2) 110% of all Bridge Obligations, Interim Financing Obligations and Vendor Debt. For purposes of this clause (v) "full insurable value" shall mean the full replacement value of the Covered Property, including any improvements and equipment and supplies, without deduction for physical depreciation and/or obsolescence; all such policies may have deductibles of not greater than $250,000, except for earth movement insurance which will have the lowest deductible as shall (in the opinion of the Purchasers) be available on commercially reasonable terms in the insurance market place. Such insurance shall include an "agreed amount" clause. The Purchasers hereby irrevocably approve the Mission Risk Guarantee provided in Article 8 of the Launch Services Contract in lieu of any other Launch Insurance.

          (b) On or prior to the expiration of the Launch Insurance, the Issuer shall procure at its own expense, with insurance carriers acceptable to the Purchasers, in-orbit insurance in a minimum aggregate amount equal to the lesser of (a) $250,000,000 and (b) 110% of all Bridge Obligations, Interim Financing Obligations and Vendor Debt, covering all fixed expenses and the obligations (including, without limitation, any termination liability arising by reason of the early termination of a Rate Contract) relating thereto and having deductibles and other terms and conditions as are reasonably available in the market at reasonable cost and are acceptable to the Purchasers (the "In-Orbit Insurance"), and unless the Purchasers shall otherwise agree, the Issuer shall renew and maintain such In-Orbit Insurance in full force and effect at all times thereafter.

          (c) All policies of insurance required to be maintained pursuant to Sections 6.6(a)(iv), 6.6(a)(v) and 6.6(b) or otherwise procured by the Issuer covering loss or damage to any of the Issuer's property shall provide that (i) there shall be no recourse against any Purchaser or the Common Collateral for payment of premiums or other amounts with respect thereto, (ii) to the extent available, the insurer is required to provide the Purchasers with at least 30 days (or ten days, in the case of nonpayment of premiums) prior written notice of reduction in coverage or amount (other than a reduction in coverage or amount resulting from a payment thereunder), cancellation or non-renewal of any policy and (iii) the proceeds of all policies (other than in respect of comprehensive general liability, workers' compensation and comprehensive automobile liability insurance) shall be payable to the Purchasers or the Common Collateral Agent, as applicable, pursuant to standard first mortgagee endorsement, without contribution, substantially equivalent to the New York standard mortgagee endorsement. If the Issuer fails or may fail to timely file any proof of loss, any Purchaser or the Common Collateral Agent, as applicable, shall have the right to join the Issuer in submitting a proof of any loss in excess of $250,000. All such policies (other than in respect of workers' compensation insurance) shall insure the interests of the Purchasers, as their interest may appear, and shall further provide, to the extent such insurance is available at a commercially reasonable rate, that payments shall be made thereunder regardless of any breach or violation by the Issuer of warranties, declarations or conditions not contained in such policies, any action or inaction of the Issuer (other than nonpayment of premiums) or others, or any foreclosure relating to the Project or any other business of the Issuer or any change in ownership of all or any portion of the Project or any other business of the Issuer. Each such policy shall (i) except in the case of insurance required to be maintained pursuant to Sections 6.6(a)(iv), 6.6(a)(v) and 6.6(b), waive any right of subrogation against the Purchasers or Common Collateral Companies (and their respective officers, employees and agents), (ii) except in the case of insurance required to be maintained pursuant to Sections 6.6(a)(iv), 6.6(a)(v) and 6.6(b), include a severability of interest or cross liability clause, (iii) provide that the insurance be primary and not excess of or contributory to any insurance or self-insurance maintained by the Issuer or the Purchasers, (iv) contain a breach of warranty clause in favor of the Purchasers, the Common Collateral Parties, and/or the Common Collateral Agent, as applicable, and (v) except in the case of workers' compensation insurance, name the Purchasers as their interests may appear, as additional insureds or loss payees.

          (d) The Issuer shall deliver to the Purchasers, within 30 days after the close of each fiscal year, commencing with the fiscal year ending December 31, 1995, a certificate of Marsh & McLennan, International Space Brokers, Inc., or other recognized independent insurance brokers, reasonably acceptable to the Purchasers, (i) confirming that all insurance policies required pursuant to this
Section 6.6 are in force on the date thereof, (ii) confirming the names of the companies issuing such policies, (iii) confirming the amounts and expiration date or dates of such policies, (iv) including certificates evidencing such policies marked "premium paid" for the prior year and (v) stating that in such broker's opinion after due investigation, such policies substantially comply with the requirements of this Section 6.6.

          (e) In the event the Issuer fails to take out or maintain, or fails to cause to be taken out or maintained, the full insurance coverage required by this Section 6.6, any Purchaser, upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Issuer of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced therefor by any Purchaser shall be immediately reimbursed by the Issuer to such Purchaser, and the Issuer shall forthwith pay such amounts to such Purchaser, together with interest thereon at the sum of 2% plus the rate of interest then in effect under the Notes.

          SECTION 6.7.  Payment of Obligations.  Each of Parent and the Issuer
                        ----------------------
shall, and Parent shall cause each of its Principal Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Person; (b) all lawful claims which, if unpaid, might by law become a Lien upon its property (excluding claims being contested in good faith by the Issuer, and for which adequate reserves have been made or as to which the corresponding liens have been bonded); and (c) all Indebtedness as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          SECTION 6.8.  Compliance with Laws.  Each of Parent and the Issuer
                        --------------------
shall comply, and Parent shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and ERISA), except such as may be contested in good faith or as to which a bona fide dispute may exist.

          SECTION 6.9.  Inspection of Property and Books and Records.  Each of
                        --------------------------------------------
Parent and the Issuer shall maintain, and Parent shall cause each of its Principal Subsidiaries to maintain, proper books of record and account, if, which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Parent and the Issuer and such Subsidiaries. Each of Parent and the Issuer will permit, and Parent will cause each of its Subsidiaries to permit, representatives of any Purchaser to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, employees and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Parent or the Issuer, as the case may be; provided that when an Event of Default exists
                                --------
representatives from the United States offices of any Purchaser may visit and inspect at the expense of the Issuer such properties at any time during business hours and without advance notice. The Issuer shall reimburse the Purchasers for their reasonable expenses incurred in conducting such visits and examinations when an Event of Default exists.

          SECTION 6.10.  Environmental Laws.
                         ------------------

          (a) Each of Parent and the Issuer shall, and Parent shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

          (b) Upon written request of any Purchaser, the Issuer shall submit to such Purchaser, at the Issuer's sole cost and expense at reasonable intervals, a report providing an update of the status of and any environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, result in liability in excess of $5,000,000.

          SECTION 6.11.  Use of Proceeds.  The Issuer shall use the proceeds of
                         ---------------
the Notes only for general corporate purposes, including capital expenditures and the payment of fees under this Agreement. No portion of the proceeds of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock." within the meaning of Regulation U of the Federal Reserve Board. No proceeds of any notes will be used to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          SECTION 6.12.  Common Collateral Documents and Guaranties.  (a) If at
                         ------------------------------------------
any time and from time to time the Issuer grants a security interest in any Common Collateral or collateral which should be Common Collateral to any Common Collateral Party, such Person shall also execute and deliver such Common Collateral Documents as the Common Collateral Agent may request having terms and conditions satisfactory to the Common Collateral Agent granting to the Common Collateral Agent for the ratable benefit of the Common Collateral Parties a security interest in such collateral on a pari passu basis among the Common Collateral Parties.

          (b) If at any time and from time to time Parent, the Issuer or any other Subsidiary of Parent executes any guaranty in favor of any Common Collateral Party, such Person shall also execute and deliver a guaranty having terms and conditions satisfactory to the Common Collateral Agent evidencing a Contingent Obligation to the Common Collateral Agent for the ratable benefit of the Common Collateral Parties.

          (c) Except to the extent that any lien on, security interest or other right in, or pledge or other encumbrance of the FCC License or any other Government Approval may not be legal valid, enforceable or effective, the Issuer shall at all times ensure that (i) the Common Collateral Documents executed and delivered from time to time pursuant to this Agreement create in favor of the Common Collateral Agent, for the equal and ratable benefit of the Common Collateral Parties, legal, valid and enforceable Liens on or in all Common Collateral (or in the case of Liens on the Satellite, as are consistent with present practices of third-party creditors intending to create perfected security interests in satellites owned by U.S. persons launched from the United States); (ii) all filings, recordations, registrations and other actions necessary or desirable to perfect the Liens created or purported to be created by the Common Collateral Documents have been duly effected; (iii) each Lien created by the Common Collateral Documents constitutes a perfected Lien on or in all right, title, estate and interest of the Issuer, as applicable, in the Common Collateral, prior and superior to all Liens other than Permitted Liens arising by operation of law; and (iv) all necessary and appropriate consents to the creation and perfection of the Liens created or purported to be created by the Common Collateral Documents have been obtained.

          SECTION 6.13.  No Subsidiaries.  The Issuer shall not have any
                         ---------------
Subsidiaries or equity investments in any other corporation or entity.

          SECTION 6.14.  FCC Approval.  The Issuer shall take any action that
                         ------------
any Purchaser may reasonably request in order to obtain from the FCC such approval (other than relief from the FCC's alien ownership restrictions) as may be necessary to enable such Purchaser and the Common Collateral Agent to exercise and enjoy the full rights and benefits granted to such Purchaser or the Common Collateral Agent by the Common Collateral Documents and each other agreement, instrument and document delivered to such Purchaser or the Common Collateral Agent in connection therewith. The Issuer shall, without limitation, also use diligent efforts, at the expense of the Issuer, (a) to assist any Purchaser or the Common Collateral Agent in obtaining approval of the FCC for any action or transaction contemplated by the Issuer's business plan included in the Information Memorandum for which such approval is or shall be required by law, and (b) upon request of any Purchaser or the Common Collateral Agent, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of any license or transfer or control necessary or appropriate under the FCC's rules and regulations for approval of any sale or sales of any Collateral or any assumption by the Purchasers or the Common Collateral Agent of voting rights relating thereto effected in accordance with the terms of the Common Collateral Documents.

          SECTION 6.15.  Government Approvals.  The Issuer shall comply with the
                         --------------------
terms of and maintain in full force and effect the FCC License, and all amendments thereto, and shall obtain, maintain and comply with the terms of all other Government Approvals which are necessary under applicable laws and regulations in connection with (a) the due execution, delivery and performance by the Issuer or any of its Subsidiaries of its obligations, and the exercise from time to time of its rights, under the Project Documents then in effect, and
(b) the operation of the Satellite and related equipment. No such Government Approval shall be subject to any restriction, condition, limitation or other provision that would have a Material Adverse Effect.

          SECTION 6.16.  Further Assurances.
                         ------------------

          (a) Each of the Issuer and Parent shall ensure that all written information. exhibits and reports furnished to the Purchasers do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Purchasers and correct any defect or error that may be discovered therein or in any Bridge Document or in the execution, acknowledgement or recordation thereof.

          (b) Promptly upon written request by any Purchaser, each of Parent and the Issuer shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as such Purchaser may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Bridge Document,
(iv) to subject to the Liens created by any of the Common Collateral Documents any of the properties, rights or interests covered by any of the Common Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Common Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Purchasers the rights granted or now or hereafter intended to be granted to the Purchasers under any Bridge Document or under any other instrument executed in connection therewith.

          (c) Each of Parent and the Issuer agrees to cooperate in good faith with and assist, at its own expense, any Purchaser or any of such Purchaser's Affiliates as such Purchaser may reasonably request in connection with any United States regulatory issues that may arise with respect to Parent or any of its Subsidiaries. Anything herein or in any other Bridge Document to the contrary notwithstanding, in the event that any Purchaser or any of such

Purchaser's Affiliates shall deliver to Parent or the Issuer an opinion of counsel to such Purchaser or such Affiliate, as the case may be, to the effect that if such Purchaser or such Affiliate, as the case may be, shall continue to hold some or all of such Purchaser's Bridge Securities, such ownership may result, or that there is a reasonable possibility that such ownership may result, in the violation of any statute, regulation or rule of any governmental authority (including, without limitation, Regulation Y of the Federal Reserve Board), such Purchaser or such Affiliate, as the case may be, may, subject to Sections 8.2 and 8.3, sell or otherwise dispose of its Bridge Securities to any Person eligible to be a Permitted Transferee in as prompt and orderly a manner as is reasonably necessary. Each of Parent and the Issuer shall, at its own expense, cooperate with such Purchaser or such Affiliate, as the case may be, in disposing of its Bridge Securities, and (without limiting the foregoing) at the request of such Purchaser or such Affiliate, as the case may be, Parent and the Issuer shall provide (and authorize such Purchaser or such Affiliate, as the case may be, to provide) financial and other information concerning Parent and its Subsidiaries to any prospective purchaser of the Bridge Securities owned by such Purchaser or such Affiliate, as the case may be, subject to appropriate confidentiality arrangements equivalent to those set forth in Section 10.2. The provisions of this paragraph (c) shall inure solely to the benefit of any Purchaser and its Affiliates that are subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y promulgated thereunder).

          (d) As promptly as practicable following the Effective Date, Parent shall take such corporate action as may be necessary, in the opinion of its counsel, to obtain not later than April 25, 1996, any approval of Parent's shareholders necessary to permit the exchange of Notes for Common Stock without any limitation pursuant to Section 7.1(d) on the number of shares of Common Stock issuable in such exchange or conversion; provided that such corporate
                                               --------
action shall in any event include the filing of a proxy statement with the Commission with respect to such shareholder approval no later than March 31, 1996; provided, further, that Parent shall not be required to obtain
                --------  -------
such approval if Parent receives on or before March 30, 1996, a letter from the National Association of Securities Dealers, Inc. (the "NASD") stating that the NASD will take no action if such approval is not obtained by Parent.

          SECTION 6.17.  Limitation on Liens.  Neither Parent nor the Issuer
                         -------------------
shall, nor shall Parent permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or offer or agree to do so, other than the following ("Permitted Liens"):

          (a) any Lien in favor of the Purchasers created under any Bridge Document;

          (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no Notice of Lien has been filed or recorded;

          (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which do not secure Indebtedness and are not delinquent or remain payable without penalty;

          (d) Liens (other than any Lien imposed by ERISA) on the property of Parent or any of its Subsidiaries incurred, or pledges or deposits required, in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (e) Liens on the property of Parent or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, and (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the ordinary course of business which do not secure Indebtedness, provided that all such Liens in the aggregate could not cause a Material Adverse Effect;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Parent or any of its Subsidiaries;

          (g) Liens on any asset which is the subject of a capital lease securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that (x) such Lien attaches concurrently with or within 30 days after the acquisition thereof, and (y) the sum of the aggregate principal amount of such Indebtedness secured by such Liens shall not exceed $15,000,000;

          (h) Liens on any Common Collateral in favor of Common Collateral Parties; provided that such Liens equally and ratably secure the Bridge Obligations on a pari passu basis, except as otherwise provided in the Common Collateral Documents;

          (i) Liens on contract rights under subscriber equipment leases sold, pledged or otherwise transferred pursuant to any bona fide financing of such leases; and

          (j) purchase money security interests provided for in agreements in existence on the Effective Date in favor of (A) Northern Telecom Finance Corporation and (B) Trimble Navigation Limited, in each case on property acquired by the Issuer in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset, provided that (x) such Liens attached concurrently with or within 30 days after the acquisition thereof, (y) the aggregate amount of Indebtedness secured by such Liens in favor of Northern Telecom Finance Corporation shall not exceed $7,500,000 and (z) the aggregate amount of Indebtedness secured by such Liens in favor of Trimble Navigation Limited Shall not exceed $1,730,000.

          SECTION 6.18.  Disposition of Assets, Consolidations and Mergers.
                         -------------------------------------------------
Neither Parent nor the Issuer shall, nor shall Parent permit any of its Subsidiaries to, directly or indirectly, (i) sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any of its assets, business or property (including accounts and notes receivable (with or without recourse) and equipment sale-leaseback transactions) or (ii) merge or consolidate with any other Person, or enter into any agreement to do any of the foregoing described in clauses (i) or (ii) except, so long as if immediately after giving effect thereto, no Default or Event of Default would exist (each of the following, a "Permitted Disposition"):

          (a) sales, transfers, or other dispositions of inventory, or used, worn-out or surplus property, or property of no further use to the Project, all in the ordinary course of business;

          (b) sales, transfers, or other dispositions of equipment in the ordinary course of business to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (c) sales, transfers, or other dispositions of communications services, capacity or equipment pursuant to the customer contracts providing for the sale of communications services, capacity or equipment in the ordinary course of business;

          (d) sales, transfers or other dispositions pursuant to bona fide sale-leaseback financings in which the lease (i) gives rise solely to Capital Lease Obligations and (ii) is a Permitted Capital Lease; provided, however,
                                                              --------
     that any such sales, transfers or other dispositions are not permitted with any assets of the communications network;

          (e) sales, transfers, or other dispositions of assets in the ordinary course of business having a fair market value not exceeding $500,000 per item or $1,000,000 in the aggregate in any fiscal year (excluding sales, transfers and dispositions theretofore approved in accordance with the terms hereof in such fiscal year);

          (f) sales, transfers or other dispositions of assets to Skycell to be used in connection with the sales and marketing of services of the Issuer and having a fair market value not exceeding $1,000,000 in the aggregate during the term of this Agreement;

          (g) sales, transfers or other dispositions of contract rights under subscriber equipment leases pursuant to any bona fide financing of such leases;

          (h) non-exclusive licenses of technology and other intangible assets;

          (i) sales of mobile earth terminals and related equipment, and other inventory; and

          (j) the Issuer may merge, consolidate or combine with another entity if the Issuer is the corporation surviving the merger.

          SECTION 6.19.  Employee Contracts and Arrangements.  Neither Parent
                         -----------------------------------
nor the Issuer shall, nor shall Parent permit any of its Subsidiaries to, enter into any employment contracts or arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary and commercially reasonable for companies of like size and circumstances.

          SECTION 6.20.  Loans and Investments.  Neither Parent nor the Issuer
                         ---------------------
shall, directly or indirectly, purchase or acquire, nor shall Parent permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, obligations or other securities of or any interest in, any Person, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including, without limitation any Affiliates of the Issuer, except for ("Permitted Investments"):

          (a) investments in Cash Equivalents;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; and

          (c) prudent extensions of credit not exceeding $500,000 in the aggregate to officers and other key employees of the Issuer to retain them in, or to induce them to enter into, the employ of the Issuer.

          SECTION 6.21.  Limitation on Indebtedness.  Neither Parent nor the
                         --------------------------
Issuer shall, nor shall Parent permit any of its Subsidiaries to, create, incur, assume, guaranty, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except for:

          (a) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Parent's, the Issuer's or the Subsidiary's business, as the case may be, in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

          (b) Indebtedness represented by Rate Contracts;

          (c) income taxes payable and deferred taxes;

          (d) accrued expenses and deferred income;

          (e) Vendor Debt;

          (f) Indebtedness under Permitted Capital Leases;

          (g) Interim Financing Obligations;

          (h) Contingent Obligations incurred in connection with any lease financing of mobile communications terminals, not exceeding $5,000,000 in the aggregate in principal amount;

          (i) Indebtedness under the Financial Management Account Line of Credit of the Issuer payable to the order of Wachovia Bank of North Carolina, N.A., in an aggregate principal amount at any time not exceeding $2,500,000; and

          (j) obligations under the Guaranty Issuance Agreement or under any similar agreement with any other Person that provides a guaranty of the Interim Financing Obligations or the Bridge Obligations and any reimbursement obligations of the Issuer with respect to any such guaranties.

          SECTION 6.22.  Transactions with Affiliates.  Neither Parent nor the
                         ----------------------------
Issuer shall, nor shall Parent permit any of its Subsidiaries to, enter into any transaction with any Affiliate of such Person except as contemplated by this Agreement or in the ordinary course of business and pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Person. Notwithstanding the foregoing, the Issuer shall be permitted to enter into and perform the transactions contemplated by (a) the Commission Sales Agency Agreement dated July 1, 1995, between the Issuer and Skycell, as amended to the date hereof, (b) the Intercorporate Services Agreement dated July 1, 1995, between the Issuer and Skycell, as amended to the date hereof, (c) the Commission Agreement dated July 1, 1995, between the Issuer and Sales Co., as amended to the date hereof; and (d) the Guaranty Issuance Agreement or any similar agreement with any other Person that provides a guaranty of the Interim Financing Obligations or the Bridge Obligations.

          SECTION 6.23.  Compliance with ERISA.  Neither Parent nor the Issuer
                         ---------------------
shall directly or indirectly, and Parent shall not permit any member of the Controlled Group directly or indirectly to, (i) terminate, any Qualified Plan subject to Title IV of ERISA, so as to result in any material (in the opinion of any Purchaser) liability to the Issuer or any member of the Controlled Group,
(ii) permit to exist any ERISA Event, which presents the risk of a material (in the opinion of any Purchaser) liability to any member of the Controlled Group,
(iii) make a complete or partial withdrawal (within the meaning of ERISA Section
4201) from any Multiemployer Plan so as to result in any material (in the opinion of any Purchaser) liability to any member of the Controlled Group or
(iv) permit the present value of all nonforfeitable accrued benefits under each Qualified Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Qualified Plan) materially (in the opinion of the Purchasers) to exceed the fair market value of Qualified Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Qualified Plan.

          SECTION 6.24.  Project Documents.  Neither Parent nor the Issuer shall
                         -----------------
nor shall Parent permit any of its Subsidiaries to, modify or amend any of the Project Documents in any respect, or waive any provision or condition contained therein, except with the express written consent of the Purchasers.

          SECTION 6.25.  Lease Obligations.  Neither Parent nor the Issuer
                         -----------------
shall, nor shall Parent permit any of its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for

          (a) leases in existence on the Effective Date and any renewal, extension or refinancing thereof;

          (b) after the Effective Date, any leases (other than capital leases) entered into in the ordinary course of business; and

          (c) after the Effective Date, capital leases other than those permitted under clause (a) of this Section 6.25 to finance the acquisition of equipment, provided that the aggregate annual rental payments for all such capital leases, together with the aggregate principal amount of Indebtedness secured by Liens permitted under Section 6.17(g), shall not exceed $15,000,000.

          SECTION 6.26.  Restricted Payments.  Except as contemplated by this
                         -------------------
Agreement and the other Bridge Documents, neither Parent nor the Issuer shall declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, provided
                       --------
that so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Sales Co. may make distributions to Parent, provided that Parent promptly contributes any assets so distributed to the Issuer.

          SECTION 6.27.  Accounting Changes.  Neither the Issuer nor Parent
                         ------------------
will, nor will Parent permit any of its Subsidiaries to, make any significant change in accounting treatment and reporting practices, except as required by GAAP, or change the fiscal year of Parent or any of its Subsidiaries.

          SECTION 6.28.  Reservation of Shares.  Parent shall at all times
                         ---------------------
reserve and keep available, solely for issuance upon exchange of the Notes, the greater of (i) 4,000,000 shares of Common Stock and (ii) 200% of such number of shares of Common Stock as would be required at such time for exchange of the Notes for Common Stock at a price determined pursuant to clause (ii) of the definition of Exchange Price.

          SECTION 6.29.  Transfer Agency Agreement.  Not later than 10 Business
                         -------------------------
Days following the initial Closing Date, Parent and the Transfer Agent shall enter into an agreement in form and substance satisfactory to the Purchasers (and which shall in any event name the Purchasers and any holders of Notes as third-party beneficiaries) to the effect that (a) within 1 Business Day following receipt from any holder of Notes of a certification by such holder (i) that such holder has tendered any such Notes to Parent for Common Stock pursuant to Section 7.1 of this Agreement, (ii) that either (A) such holder has complied with the requirements of Article VIlI with respect to issuance of Common Stock in any name other than that of such holder or (B) such Common Stock is to be sold pursuant to an effective registration statement and (iii) attaching a copy of the Exchange Notice delivered to Parent in respect of such exchange, the Transfer Agent shall issue to such holder without any further direction from Parent certificates for Common Stock in such name or names and in such amounts as are set forth in the relevant Exchange Notice and (b) if such holder provides the certification set forth in clause (a)(ii)(B) above, the Transfer Agent shall issue share certificates without any restrictive legend printed thereon.

                                  ARTICLE VII

                               EXCHANGE OF NOTES


          SECTION 7.1.  Exchange of Notes for Common Stock at Holder's Option.
                        -----------------------------------------------------
(a) In case (1) one or more Events of Default shall have occurred and be continuing or (2) Parent's Public Market Equity Value shall be less than $300,000,000, any Holder of any Note is entitled, at its option, to deliver a notice to Parent (a "Pre-Exchange Notice") indicating that such Holder intends to exchange such Note for Common Stock. At any time from but not including the date 15 days following delivery of any Pre-Exchange Notice to and including the date twelve months following the delivery of such Pre-Exchange Notice, the Holder delivering such Pre-Exchange Notice may, but shall not be required to, exchange such Note (or any portion of the principal amount thereof at the principal amount thereof plus accrued and unpaid interest thereon, for fully paid and non-assessable shares (calculated as to each exchange to the nearest 1/100 of a share) of Common Stock at the Exchange Price on the date such Note (or portion thereof) is deemed exchanged in accordance with the following paragraph (b) by surrender of such Note, accompanied by written notice to Parent in the form of Attachment A to the Note (an "Exchange

Notice"). No payment or adjustment shall be made upon exchange for dividends on the Common Stock issued upon exchange.

          (b) Notes shall be deemed to have been exchanged immediately prior to the close of business on the day of surrender of such Notes for exchange in accordance with the foregoing paragraph (a), and at such time the rights of the Holders of such Notes surrendering such Notes for exchange as Holders thereof shall cease, and the Person or Persons entitled to receive the Common Stock issuable in exchange therefor shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. On the first Business Day following the exchange date, Parent shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable in exchange, together with payment in lieu of any fraction of a share, as provided in Section 7.2(b).

          (c) If any exchange of Notes pursuant to this Section 7.1 would result in Parent's Alien Ownership Percentage exceeding the Accepted Alien Ownership Percentage Limitation, then in lieu of issuing shares of Common Stock pursuant to Section 7.1(b):

               (i) Parent shall issue to each Holder exchanging Notes at such time (each an "Exchanging Holder") whose Alien Ownership Percentage is less than or equal to the Accepted Alien Ownership Percentage Limitation the number of shares of Common Stock; to which such Exchanging Holder is entitled pursuant to the foregoing paragraphs (a) and (b);

               (ii) Parent shall issue to each Exchanging Holder whose Alien Ownership Percentage is greater than the Accepted Alien Ownership Percentage Limitation (each, an "Affected Exchanging Holder") a number of shares of Common Stock equal to the quotient of (x) the product of (A) the number of shares of Common Stock that, immediately after giving effect to any issuances of Common Stock pursuant to the foregoing clause (i), could be issued to a Person with a 100% Alien Ownership Percentage without causing Parent's Alien Ownership Percentage to exceed the Accepted Alien Ownership Percentage Limitation, multiplied by (B) the number of shares of Common Stock to which such Affected Exchanging Holder would be entitled pursuant to the foregoing paragraphs (a) and (b) but for the application of this paragraph (c), divided by (y) the product of (A) the aggregate number of shares of Common Stock to which all Affected Exchanging Holders would be entitled pursuant to the foregoing paragraphs (a) and (b) but for the application of this paragraph (c), multiplied by (B) such Affected Exchanging Holder's Alien Ownership Percentage; provided that in no event
                                                     --------
     shall the number of shares of Common Stock issuable to any Affected Exchanging Holder pursuant to this clause (ii) exceed the number of shares of Common Stock to which such Affected Exchanging Holder would have been entitled pursuant to the foregoing paragraphs (a) and (b) but for the application of this paragraph (c); and

               (iii) Parent shall deliver by wire transfer of immediately available funds to the account of each Affected Exchanging Holder specified in such Affected Exchanging Holder's Exchange Notice, an amount equal to the product of (x) the number of shares of Common Stock to which such Affected Exchanging Holder would have been entitled pursuant to the foregoing paragraphs (a) and (b) that are not issuable to such Affected Exchanging Holder pursuant to the foregoing clause (ii), multiplied by (y) the appLicable Exchange Price;

provided, however, that (A) if any shares of Common Stock to be issued in
- --------  -------
exchange for any Note are to be issued in the name of any Person other than the Exchanging Holder of such Note, then the foregoing provisions of this paragraph
(c) shall be applied as though such Person were an Exchanging Holder entitled (under Sections 7.1(a) and (b)) to the number of shares of Common Stock to be issued in such Person's name, and (B) the foregoing provisions of this paragraph
(c) shall not apply if any Exchanging Holder delivers an opinion of counsel reasonably acceptable to Parent that the exchange of Notes in question would not result in Parent being in violation of the Alien Ownership Restrictions.

          (d) Notwithstanding the foregoing provisions of this Section 7.1, in no event shall Notes be exchangeable for an aggregate number of shares of Common Stock in excess of such number of shares (taking into account any exercise of Warrants prior to such exchange) as would require the approval of Parent's shareholders pursuant to Section 6(i)(1)(d) of Schedule D to the Bylaws of the National Association of Securities Dealers, Inc. (the "NASD Limit") unless Parent's shareholders have, prior to any exchange of Notes that would require the issuance of Common Stock in excess of the NASD Limit (taking into account any exercise of Warrants prior to such exchange) approved the exchange of Notes for an aggregate number of shares of Common Stock in excess of the NASD Limit. If, upon any exchange of Notes, shares of Common Stock that would otherwise be issuable in such exchange are not issuable due to the provisions of the foregoing sentence, then in Lieu of issuing shares of Common Stock pursuant to
Section 7.(b) or (c):

               (i) Parent shall issue the maximum number of shares of Common Stock, if any, issuable up to the NASD Limit (taking into account any exercise of Warrants prior to such exchange), pro rata in proportion to the number of shares of Common Stock to which each Exchanging Holder would be entitled but for the provisions of this paragraph (d); and

               (ii) Parent shall deliver by wire transfer of immediately available funds to the account of each Exchanging Holder specified in such Exchanging Holder's Exchange Notice, an amount equal to the product of (x) the number of shares of Common Stock to which such Exchanging Holder would have been entitled pursuant to the foregoing paragraphs (a), (b) and (c) that are not issuable to such Exchanging Holder pursuant to the foregoing clause (i), multiplied by the applicable Exchange Price.

          SECTION 7.2.  Partial Exchange; Fractional Shares.  (a) In the case of
                        -----------------------------------
any Note that is exchanged pursuant to Section 7.1 in part only, upon such exchange the Issuer shall execute to the Holder thereof, at the expense of the Issuer, a new Note or Notes in aggregate principal amount equal to the unexchanged portion of the principal amount of such Note.

          (b) No fractional shares of Common Stock shall be issued upon exchange of Notes. If more than one Note shall be surrendered for exchange at one time by the same Holder, the number of full shares of Common Stock, as the case may be, which shall be issuable upon exchange of such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon exchange of any Note or Notes (or specified portions thereof), Parent shall pay a cash adjustment equal to such fraction multiplied by the Closing Price on the day of exchange (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

                                 ARTICLE VIII

                     SUBSTITUTION; LIMITATION ON TRANSFERS


          SECTION 8.1.  Substitution of Purchasers Prior to Closing Date.  If
                        ------------------------------------------------
(i) any Purchaser (a "Defaulting Purchaser") shall not purchase all or part of the Notes such Defaulting Purchaser has agreed to purchase hereunder, and (ii) one or more other Persons eligible to be a Permitted Transferee is willing to assume the obligations of such Defaulting Purchaser under this Agreement, then the obligations of such Defaulting Purchaser-to purchase Notes pursuant to this Agreement may be assumed by such other Person by executing and delivering a copy of this Agreement (or, if such other Person is already a Purchaser under this Agreement, by executing and delivering an amended signature page of this Agreement with the amount of Notes to be purchased hereunder appropriately increased) and documents and representations satisfactory to Parent and the Issuer for the purpose of assuring Parent and the Issuer that the purchase of Notes hereunder by such Person hereunder will not result in a violation of any provision of applicable law. The assumption by such other Person of the obligations of a Defaulting Purchaser pursuant to this Section 8.1 shall not constitute a waiver of any rights Parent or the Issuer may have against such Defaulting Purchaser that has defaulted in its obligations under this Agreement. Any Defaulting Purchaser shall pay to the Issuer, by wire transfer (to such account as the Issuer shall have furnished to such Defaulting Purchaser), an amount equal to any commitment fees paid to such Purchaser by the Issuer.

          SECTION 8.2.  Restrictions on Transfer.  From and after the initial
                        ------------------------
Closing Date and their respective dates of issuance, as the case may be, neither the Bridge Securities nor any interest therein shall be transferable except upon the conditions specified in Sections 8.3 and 8.4, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of the Bridge Securities, or any interest therein. Each Purchaser will cause any proposed transferee of the Bridge Securities (or any interest therein) held by it to agree to take and hold such Bridge Securities (or any interest therein) subject to the provisions and upon the conditions specified in Sections 8.3 and 8.4.

          SECTION 8.3.  Restrictive Legends.  (a) Each certificate for Bridge
                        -------------------
Securities issued to a Purchaser or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 8.3(b) or Section 8.4) include a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY ALSO IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 19, 1996 AS AMENDED AND RESTATED AS OF APRIL 19, 1996, COPIES OF WHICH MAY BE OBTAINED FROM AMERICAN MOBILE SATELLITE CORPORATION.

          (b) Subject to Section 8.4, any holders of Bridge Securities registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Bridge Securities on transfer for new securities that shall not bear the legend set forth in paragraph (a) of this Section 8.3.

          SECTION 8.4.  Notice of Proposed Transfers.  At least-two Business
                        ----------------------------
Days prior to any proposed Transfer (other than Transfers of Bridge Securities registered pursuant to the Registration Rights Agreement) of any Bridge Securities, the holder thereof shall give written notice to Parent and the Issuer of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer in reasonable detail. Such proposed Transfer (other than transfers to Permitted Transferees that are Affiliates of any Purchaser) may be effected only if Parent and the Issuer shall have received such notice of Transfer accompanied by (i) an opinion of counsel reasonably satisfactory to Parent and the Issuer, addressed to Parent and the Issuer, to the effect that the proposed Transfer of the Bridge Securities may be effected without registration under the Securities Act, (ii) representation letters in form and substance reasonably satisfactory to Parent and the Issuer to ensure compliance with the provisions of the Securities Act and any applicable state securities laws, (iii) letters in form and substance reasonably satisfactory to Parent and the Issuer from each such transferee stating such transferee's agreement to be bound by the terms of this Article VII and (iv) in the case of Transfers of Common Stock issued in exchange for Notes or the exercise of Warrants, an opinion of counsel reasonably acceptable to Parent and the Issuer, addressed to Parent and the Issuer, to the effect that the proposed Transfer complies with the applicable provisions of the Communications Act.
Each certificate evidencing the Bridge Securities transferred as above provided shall bear the legend set forth in Section 8.3(a) except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in Sections 8.3 through 8.5 are required in order to ensure compliance with the provisions of the Securities Act. In no event may any Bridge Securities be transferred to any Person not eligible to be a Permitted Transferee except as part of a Transfer of Bridge Securities registered under the Securities Act.
The foregoing shall not, however, apply to any Transfer of a Note to, or the acquisition of any interest therein by, the Guarantor.

                                  ARTICLE IX

                                   GUARANTY


          SECTION 9.1.  The Guaranty.  Parent hereby unconditionally guarantees
                        ------------
the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Issuer pursuant to this Agreement, and the full and punctual payment of all other amounts payable by the Issuer under this Agreement. Upon failure by the Issuer to pay punctually any such amount, Parent shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 9.2.  Guaranty Unconditional.  The obligations of Parent under
                        ----------------------
this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

               (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Agreement or any Note, by operation of law or otherwise;

               (b) any modification or amendment of or supplement to this Agreement or any Note;

               (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Issuer under this Agreement or any Note;

               (d) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Agreement or any Note;

               (e) the existence of any claim, set-off or other rights which Parent may have at any time against any Purchaser or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

               (f) any invalidity or unenforceability relating to or against the Issuer for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Agreement; or

               (g) any other act or omission to act or delay of any kind by the Issuer, any Purchaser or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Parent's obligations under this Article IX.

          SECTION 9.3.  Discharge Only Upon Payment in Full; Reinstatement in
                        -----------------------------------------------------
Certain Circumstances.  Parent's obligations under this Article IX shall remain
- ---------------------
in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Issuer under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Issuer under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, Parent's obligations under this Article IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          SECTION 9.4.  Waiver by Parent.  Parent irrevocably waives acceptance
                        ----------------
hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

          SECTION 9.5.  Subrogation.  Until such time as all principal of and
                        -----------
interest on each Note issued by the Issuer pursuant to this Agreement and all other amounts payable by the Issuer under this Agreement have indefeasibly been paid in full, Parent shall not assert any rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Issuer with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Issuer in respect thereof.

          SECTION 9.6.  Stay of Acceleration.  If acceleration of the time for
                        --------------------
payment of any amount payable by the Issuer under this Agreement or any Note is stayed upon insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by Parent under this Article IX forthwith on demand by any Purchaser.

                                   ARTICLE X

                                 MISCELLANEOUS


          SECTION 10.1.  Notices.  All notices, requests and other
                         -------
communications lo any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address, telex or telecopier number set forth below, or such other address, telex or telecopier number as such party may hereinafter specify for the purpose to the company giving such notice.

If to the Issuer:

     AMSC Subsidiary Corporation
     10802 Parkridge Blvd.
     Reston, VA 22091

     Attention:   Randy Segal,
                  General Counsel
     Telecopier:  (703) 758-6134

     If to Parent:

     American Mobile Satellite Corporation
     10802 Parkridge Blvd.
     Reston, VA 22091

     Attention:   Randy Segal,
                  General Counsel
     Telecopier:  (703) 758-6134

If to Toronto Dominion Investments, Inc.:

Toronto Dominion Investments, Inc.
909 Fannin St.
Houston, TX 77010

Attention:       Martha Gariepy
Telecopier:      (713) 652-2647

with a copy to:

Toronto Dominion Investments, Inc.:
31 West 52d St.
New York, NY 10019

Attention:       Stephen Reinstadtler
Telecopier:      (212) 974-8429

If to Morgan Guaranty Trust Company of New York:

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY 10260

Attention:    Adam Silver
Telecopier:   (212) 648-5013


If to Hughes Communications Satellite Services, Inc.:

Hughes Communications Satellite Services, Inc.
1990 East Grand Avenue
El Segundo, CA 90245

Attention:    Craig Stephens
Telecopier:   (310) 607-4008


If to the Payment Agent:

The Toronto-Dominion Bank
909 Fannin St.
Houston, TX 77010

Attention:    Manager Agency
Telecopier:   (713) 951-9921

Account: ABA No. 026003243
Account No. 215-9251

          Each such notice, request or other communication shall be effective
(i) if given by telex or telecopy, when such telex or telecopy is transmitted to the telex or telecopy number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section 10.1.

          SECTION 10.2.  Confidentiality.  Each Purchaser agrees to take normal
                         ---------------
and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by Parent or any of its Subsidiaries in connection with this Agreement or any Common Collateral Document and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Purchaser, or (ii) was or becomes available on a non-confidential basis from a source other than the Issuer or Parent, provided that such source is not bound
                                        --------
by a confidentiality agreement with the Issuer or Parent known to such Purchaser; provided, further, that any Purchaser may disclose such information
           --------  -------
(A) to any other Purchaser or Permitted Transferee, (B) at the request of any bank regulatory authority or in connection with an examination of such Purchaser by any such authority; (C) pursuant to subpoena or other court process; (D) when required to do so in accordance with the provisions of any applicable law; (E) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction in which such Purchaser conducts its business; and (F) to such Purchaser's independent auditors and legal counsel. Notwithstanding the foregoing, Parent and the Issuer authorize each Purchaser to disclose to any Permitted Transferee and any prospective Permitted Transferee such financial and other information in such Purchaser's possession concerning Parent or any of its Subsidiaries which has been delivered to the Purchasers pursuant to this Agreement or which has been delivered to the Purchasers by Parent or any of its Subsidiaries in connection with the Purchasers' credit evaluation of Parent and its Subsidiaries prior to entering into this Agreement; provided that such
                                                        --------
Permitted Transferee agrees in writing to such Purchaser to keep such information confidential to the same extent required of the Purchasers hereunder.

          SECTION 10.3.  No Waivers; Amendments.  (a) No failure or delay on the
                         ----------------------
part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Parent, the Issuer and the Purchasers.

          SECTION 10.4.  Expenses; Documentary Taxes.  The Issuer shall pay (i)
                         ---------------------------
all out-of-pocket expenses of the Purchasers, including reasonable fees and disbursements of Special Counsel, in connection with the preparation and administration of this Agreement and the other Bridge Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Purchaser, including (without duplication) the reasonable fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Issuer shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of any Bridge Securities or the exchange of Notes for Common Stock.

          SECTION 10.5.  Payment.  Each of Parent and the Issuer agrees that, so
                         -------
long as any Purchaser hereunder shall own any Bridge Securities purchased by it from the Issuer hereunder, the Issuer or Parent, as the case may be, will make payments to such Purchaser of all amounts due thereon by wire transfer by 11:00 a.m. Eastern Time, on the date of payment to such Purchaser's account as specified beneath such Purchaser's name on the signature pages hereof or to such other account or in such other similar manner as such Purchaser may designate to the Issuer and Parent in writing.

          SECTION 10.6.  Termination.  This Agreement may be terminated by the
                         -----------
Issuer and Parent at any time prior to the initial Closing Date. This Agreement may be terminated by the Purchasers at 5:00 p.m. on January 31, 1996, unless the conditions to the Purchasers obligations hereunder are satisfied or waived by such date.

          SECTION 10.7.  Successors and Assigns.  (a) Except as expressly
                         ----------------------
provided in this Agreement, the rights and obligations of any Purchaser under this Agreement may not be assigned to any Person and this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon Parent, the Issuer and each Purchaser and their respective successors and assigns.

          (b) All provisions hereunder purporting to give rights to the Purchasers shall extend to and include those entities receiving beneficial interest of the Bridge Securities at any Closing Date.

          SECTION 10.8.  New York Law.  This Agreement shall be construed in
                         ------------
accordance with and governed by the laws of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.

          SECTION 10.9.  Counterparts; Effectiveness.  This Agreement may be
                         ---------------------------
executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Parent and the Issuer shall have executed counterparts hereof and received counterparts hereof signed by all of the parties hereto.

          SECTION 10.10.  Entire Agreement.  This Agreement constitutes the
                          ----------------
entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers (or, in the case of parties that are not corporations, other authorized persons), as of the date first above written.


                               AMERICAN MOBILE SATELLITE
                               CORPORATION



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               AMSC SUBSIDIARY CORPORATION



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               TORONTO DOMINION INVESTMENTS, INC.



                               By:
                                   -----------------------------
                                   Name:
                                   Title:

                               Commitment:  $15,000,000


                               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK



                               By:
                                   -----------------------------
                                   Name:
                                   Title:

                               Commitment:  $15,000,000

                               HUGHES COMMUNICATIONS SATELLITE
                               SERVICES, INC.



                               By:
                                   -----------------------------
                                   Name:
                                   Title:

                               Commitment:  $10,000,000


                               THE TORONTO-DOMINION BANK
                               as Payment Agent



                               By:
                                   -----------------------------
                                   Name:
                                   Title:

                         AMENDMENT NO. 1 TO SECURITIES
                 PURCHASE AGREEMENT, SENIOR SECURED INCREASING
              RATE EXCHANGEABLE NOTES, WARRANTS AND REGISTRATION
                               RIGHTS AGREEMENT


          AMENDMENT dated as of April 19, 1996 among AMSC SUBSIDIARY CORPORATION (the "Issuer"), AMERICAN MOBILE SATELLITE CORPORATION ("Parent"), the PURCHASERS listed on the signature pages hereof (the "Purchasers") and THE TORONTO-DOMINION BANK, as Payment Agent for such Purchasers (the "Payment Agent").

                              W I T N E S S E T H

          WHEREAS, the parties hereto have heretofore entered into a Securities Purchase Agreement dated as of January 19, 1996 (the "Agreement") and a Registration Rights Agreement dated as of January 19, 1996 (the "Registration Rights Agreement");

          WHEREAS, the Purchasers have purchased certain Notes (as defined in the Agreement) and have received certain Warrants (as defined in the Agreement) pursuant to the terms of the Agreement; and

          WHEREAS, the parties hereto desire to amend the Agreement, the Notes, the Warrants and the Registration Rights Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1.  Definitions; References.  Unless otherwise specifically
                      -----------------------
defined herein, each term used herein which is otherwise defined in the Agreement, the Notes or the Warrants shall have the meaning assigned to such term therein. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement," "this Note" and "this Warrant" and each other similar reference contained in the Agreement, each Note and each Warrant, respectively, shall from and after the date hereof refer to the Agreement, such Note and such Warrant, respectively, as amended hereby.

          SECTION 2.  Amendment of the Agreement.  The Agreement is amended and
                      --------------------------
restated in its entirety to read as set forth in Exhibit A hereto.

          SECTION 3.  Amendment of Notes.  Each Note is amended as follows:
                      ------------------

          (a) Amendment of First Paragraph.  The first paragraph of each Note is
              ----------------------------
amended by replacing the words "September 30, 1996" with the words "June 30, 1996."

          (b) Amendment of Second Paragraph.  The second paragraph of each Note
              -----------------------------
is amended to read in its entirety as follows:

          The interest rate shall be an increasing rate per annum (the "Interest Rate") equal to (i) eleven percent (11%) from and including January 19, 1996 to and including February 29, 1996, (ii) thirteen percent (13%) from and including March 1, 1996, to and including March 31, 1996, (iii) fifteen percent (15%) from and including April 1, 1996, to and including April 18, 1996, and (iv) 5.75% at all times after April 18, 1996, or, in any case, if less, the maximum amount permitted by applicable law, until the principal amount hereof is paid in full. Furthermore, at any time that a Default shall have occurred and be continuing, the interest rate shall be a rate per annum equal to two percent (2%) plus the interest rate otherwise applicable at such time pursuant to the foregoing sentence (or, if less, the maximum amount permitted under applicable law).

          (c) Addition of Paragraph.  The following paragraph is added
              ---------------------
immediately prior to Section 1:

          The Holder may, if it so elects in connection with any transfer or enforcement of this Note, endorse on the schedule forming a part hereof appropriate notations to evidence the date and amount of each payment of principal made by the Issuer hereunder; provided that the failure of the Holder to make any such recordation or endorsement shall not affect the obligations of the Issuer hereunder. The Holder is hereby irrevocably authorized by the Issuer so to endorse this Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          (d) Amendment of Section 1.  (i) Section 1 of each Note is amended by
              ----------------------
deleting the definitions of "Revolving Credit Commitments" and "Term Loan Commitments."

          (ii) Section 1 of each Note is further amended by replacing the definition of "Change of Control" in its entirety with the following:

               "Change in Control" means (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more shares of the outstanding capital stock of Parent than Hughes Electronics Corporation or its Affiliates ("Hughes"), (ii) Hughes shall have beneficial ownership of less than 25% of the outstanding capital stock of Parent, (iii) during any period of 24 consecutive calendar months, individuals who were directors of Parent on the first day of such period shall cease to constitute a majority of the board of directors of Parent (ignoring for this purpose replacements of stockholder-designated directors by successor directors designated by the same stockholder or group of stockholders), or (iv) Parent shall cease to own all of the outstanding capital stock of the Issuer.

          (iii) Section 1 of each Note is further amended by adding the following at the end of the definition of "Majority Holders":

          ; provided that "Majority Holders" shall include each of Morgan
            --------
          Guaranty Trust Company of New York and Toronto Dominion Investments, Inc. (or in the event such Person transfers any of its Notes to any of its Affiliates, such Affiliate) for so long as such Person holds any Notes.

          (e) Amendment of Sections 3(a)(vii) through 3(a)(ix).  Sections
              ------------------------------------------------
3(a)(vii) through 3(a)(ix) of each Note are amended to read as follows:

          (vii) the Issuer, Parent, any of its Principal Subsidiaries or the Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (viii) an involuntary case or other proceeding shall be commenced against the Issuer, Parent, any of its Principal Subsidiaries or the Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Parent, any of its Subsidiaries or the Guarantor under the federal bankruptcy laws as now or hereafter in effect;

          (ix) at any time the senior unsecured long-term debt securities of the Guarantor shall be rated lower than BBB+ by S&P or Baa1 by Moody's;

          (f) Amendment of Section 3(a)(xii).  Section 3(a)(xii) of each Note is
              ------------------------------
amended by adding the words "(other than any Event of Loss with respect to which an insurance claim has been made under the Proof of Loss Statement)" immediately after the words "Effective Date" in clause (4).

          (g) Amendment of Section 3(a)(xvi).  Section 3(a)(xvi) of each Note is
              ------------------------------
amended by adding the words "or the Guaranty" after the words "Article IX of the Agreement."

          (h) Amendment of Sections 3(a)(xviii) through 3(a)(xx).  Sections
              --------------------------------------------------
3(a)(xviii) through 3(a)(xx) of each Note are deleted in their entirety and replaced with the following:

          (xviii) the Guarantor shall fail to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal or face amount of more than $50,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period or notice period, if any, specified in the document relating thereto; or

          (xix) any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness or Contingent Obligation of the Guarantor having an aggregate principal or face amount of more than $50,000,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Indebtedness or Contingent Obligation or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (i) Amendment of Section 3(a)(xxi).  Section 3(a)(xxi) of each Note is
              ------------------------------
amended by redesignating it as Section 3(a)(xx) and by deleting the words "or paragraph (7)(f) of the Certificate of Designation."

          (j) Amendment of Sections 4(c) through 4(e).  Section 4(c) of each
              ---------------------------------------
Note is deleted in its entirety, Section 4(d) of each Note is redesignated as
Section 4(c) and Section 4(e) of each Note is redesignated as Section 4(d).

          (k) Amendment of Section 4(f).  Section 4(f) of each Note is
              -------------------------
redesignated as Section 4(e) and is further amended by adding following at the end thereof:

     Notwithstanding the foregoing, in the event that prepayment is required pursuant to Section 4(b) due to the receipt of Major Casualty Proceeds received with respect to an Event of Loss with respect to the Satellite, such prepayment shall first be applied to the Notes of Holders other than Hughes Communications Satellite Services, Inc. ("Hughes") and any Net Cash Proceeds remaining after the Notes of such Holders are prepaid in full shall be applied to the prepayment of Notes held by Hughes.

          (l) Amendment of Section 5.  Section 5 of each Note is amended to read
              ----------------------
in its entirety "5.  [OMITTED]."

          SECTION 4.  Agreement of Hughes.  Hughes Communications Satellite
                      -------------------
Services, Inc. ("Hughes") hereby agrees for the benefit of the other Holders of Notes that if, notwithstanding the provisions of Section 4(e) of the Notes, Hughes receives any prepayment in respect of Major Casualty Proceeds received with respect to an Event of Loss with respect to the Satellite, Hughes shall purchase such participations in the Notes held by the other Holders, and such other adjustments shall be made, as may be required, to give effect to the provisions of the last sentence of Section 4(e) of the Notes.

          SECTION 5.  Amendment of Warrants.  Each Warrant is amended as
                      ---------------------
follows:

          (a) Amendment of Section 1.  (i) Section 1 of each Warrant is amended
              ----------------------
by deleting the definition of "Repurchase Warrant Share Amount."

          (ii) Section 1 of each Warrant is further amended by amending the definition of "Securities Purchase Agreement" by adding the following immediately after the words "such Purchasers":

          , as amended and restated by Amendment No. 1 to Securities Purchase Agreement, Senior Secured Increasing Rate Exchangeable Notes, Warrants and Registration Rights Agreement, dated April 19, 1996

          (b) Amendment of Section 2(a)(1).  Section 2(a)(1) of each Warrant is
              ----------------------------
amended by deleting the words "provided, however, that until May 1, 1996, this Warrant may be exercised only in part for a maximum number of shares equal to the Warrant Share Amount less the Repurchase Warrant Share Amount."

          (c) Amendment of Section 2(d).  Section 2(d) of each Warrant is
              -------------------------
amended to read in its entirety 8(d) [OMITTED]."

          (d) Amendment of Section 2(i)(2).  Section 2(j)(2) of each Warrant is
              ----------------------------
amended by deleting the words "or conversion of the Preferred Stock."

          (e) Amendment of Section 2(j)(4).  Section 2(j)(4) of each Warrant is
              ----------------------------
amended by deleting the words "and Preferred Stock)."

          SECTION 6.  Amendment of Registration Rights Agreement.  The
                      ------------------------------------------
Registration Rights Agreement is amended and restated in its entirety as set forth in Exhibit B hereto.

          SECTION 7.  Governing Law.  This Amendment shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

          SECTION 8.  Counterparts; Effectiveness.  This Amendment may be signed
                      ---------------------------
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Purchaser shall have received the following:

               (a) duly executed counterparts hereof signed by each other party hereto;

               (b) the Guaranty, duly executed by the Guarantor;

               (c) copies of the resolutions of the board of directors of the Guarantor approving and authorizing the execution, delivery and performance by the Guarantor of the Guaranty, certified as of the date hereof by the Secretary or an Assistant Secretary of the Guarantor;

               (d) a certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names and the signatures of the officers of the Guarantor authorized to execute and deliver the Guaranty; and

          (e) an opinion of counsel to the Guarantor, in form and substance satisfactory to each Purchaser.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                               AMSC SUBSIDIARY CORPORATION



                               By:
                                   -----------------------------
                                   Name:  Brian B. Pemberton
                                   Title: President & CEO


                               AMERICAN MOBILE SATELLITE
                               CORPORATION



                               By:
                                   -----------------------------
                                   Name:  Brian B. Pemberton
                                   Title: President & CEO


                               TORONTO DOMINION INVESTMENTS, INC.



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK



                               By:
                                   -----------------------------
                                   Name:
                                   Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                               AMSC SUBSIDIARY CORPORATION



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               AMERICAN MOBILE SATELLITE
                               CORPORATION



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               TORONTO DOMINION INVESTMENTS, INC.



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK



                               By:
                                   -----------------------------
                                   Name:
                                   Title:

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                               AMSC SUBSIDIARY CORPORATION



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               AMERICAN MOBILE SATELLITE
                               CORPORATION



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               TORONTO DOMINION INVESTMENTS, INC.



                               By:
                                   -----------------------------
                                   Name:
                                   Title:


                               MORGAN GUARANTY TRUST COMPANY
                               OF NEW YORK



                               By:
                                   -----------------------------
                                   Name:  Adam J. Silver
                                   Title: Associate


                               HUGHES COMMUNICATIONS SATELLITE
                               SERVICES, INC.



                               By:
                                   -----------------------------
                                   Name:  Harold E. M. Donnell
                                   Title: Executive Vice President